UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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TASER International, Inc.
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TASER INTERNATIONAL, INC.
17800 North 85th Street
Scottsdale, Arizona 85255

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 26, 2016

To Our Stockholders:
The 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of TASER International, Inc. (the “Company”) will be held at 10:00 a.m. (local time) on Thursday, May 26, 2016, at the Company's headquarters located at 17800 North 85th Street, Scottsdale, AZ 85255 for the following purposes:

1.	Electing the two Class A directors of the Company named in this proxy statement for a term of three years, and until their successors are elected and qualified;

2.
To amend the Company's Certificate of Incorporation to remove the super-majority vote requirement to approve amendments to the Company's Charter and Bylaws, and to replace with a simple majority vote requirement.

3.	Advisory approval of the Company’s executive compensation;

4.	Ratifying the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2016;

5.	To approve the TASER International, Inc. 2016 Stock Incentive Plan; and

6.	Transacting such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.
Only holders of the Company’s common stock at the close of business on March 28, 2016 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Stockholders may vote in person or by proxy. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by stockholders at the time and place of the Annual Meeting and during ordinary business hours, for a period of ten days prior to the Annual Meeting, at the principal executive offices of the Company at the address listed above.

By Order of the Board of Directors,

/s/ DOUGLAS E. KLINT
Douglas E. Klint
General Counsel and Corporate Secretary
Scottsdale, Arizona
April 15, 2016

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE VOTE ON THE INTERNET, BY TELEPHONE, OR MARK, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

TASER INTERNATIONAL, INC.
17800 North 85th Street
Scottsdale, Arizona 85255

PROXY STATEMENT FOR 2016 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why am I receiving these proxy materials?
Our Board of Directors (the “Board”) has made these materials available to you on the Internet or has delivered printed versions of these materials to you by mail in connection with the Board of Directors’ solicitation of proxies for use at our Annual Meeting of Stockholders, which will take place at 10:00 a.m. local time on Thursday, May 26, 2016 at the Company's headquarters located at 17800 North 85th Street, Scottsdale, AZ 85255. This Proxy Statement describes matters on which you, as a stockholder, are entitled to vote. It also gives you information on these matters so that you can make an informed decision. This proxy statement is first being made available or sent to stockholders on or about April 15, 2016.
What is included in these materials?
These materials include:

•	This Proxy Statement for the Annual Meeting; and

•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2015 (the “Annual Report”).
If you received printed versions of these materials by mail, these materials also include the proxy card or vote instruction form for the Annual Meeting.
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of printed proxy materials?
In accordance with the rules of the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to all of our stockholders, we have elected to furnish such materials to stockholders by providing access to these documents over the Internet. Accordingly, on April 15, 2016 we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to stockholders of record and beneficial owners. Stockholders have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed set of the proxy materials by calling the toll-free number found in the Notice. The Company encourages you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the cost and environmental impact of the Annual Meeting.
How can I get electronic access to the proxy materials?
The Notice provides you with instructions regarding how to: (1) view our proxy materials for the Annual Meeting on the Internet; (2) vote your shares after you have viewed our proxy materials; (3) request a printed copy of the proxy materials; and (4) instruct us to send our future proxy materials to you electronically by email. Copies of the proxy materials are also available for viewing at the investor relations page of the Company’s website at http://investor.taser.com.

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What proposals will be voted on at the Annual Meeting and how does the Board of Directors recommend I vote?
Stockholders will vote on the following items at the Annual Meeting:

Proposal	Description	Board Recommendation
No. 1	The election of the two Class A directors of the Company named in this proxy statement for a term of three years, and until their successors are elected and qualified	FOR (all nominees)
No. 2
Amend the Company's Certificate of Incorporation to remove the super-majority vote requirement to approve amendments to the Company's Charter and Bylaws, and to replace with a simple majority vote requirement
FOR
No. 3	Advisory resolution approving Company’s executive compensation	FOR
No. 4	Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2016	FOR
No. 5	Approval of the TASER International, Inc. 2016 Stock Incentive Plan	FOR
Stockholders will also vote on the transaction of any other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof. To the maximum extent allowed by the SEC’s proxy rules, the proxy holders will vote your shares in such other matters as they determine in their discretion.
Where are the Company’s principal executive offices located and what is the Company’s main telephone number?
The Company’s principal executive offices are located at 17800 North 85th Street, Scottsdale, Arizona 85255. The Company’s main telephone number is (800) 978-2737.
Who may vote at the Annual Meeting?
As of March 28, 2016 (the “Record Date”), there were 53,445,945 shares of the Company’s common stock outstanding and entitled to one vote each at the Annual Meeting. The presence in person or by proxy of persons holding a majority of these shares, or 26,722,973 shares, will constitute a quorum for the transaction of business. Each share of common stock entitles the holder to one vote on each matter that may properly come before the Annual Meeting. Stockholders are not entitled to cumulative voting in the election of directors. Only stockholders of record as of the close of business on the Record Date are entitled to receive notice of, to attend, and to vote at the Annual Meeting.
What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
Stockholder of Record
If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered the stockholder of record with respect to those shares, and the Notice or printed materials were sent directly to you by the Company. If you request printed copies of the proxy materials by mail, you will also receive a printed proxy card.
Beneficial Owner of Shares Held in Street Name
If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice or the printed proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization how to vote the shares held in your account. If you request printed copies of the proxy materials by mail, you will also receive a printed vote instruction form.
If I am a stockholder of record of the Company’s shares, how do I vote?
There are four ways to vote:
I In person. If you are a stockholder of record, you may vote in person at the Annual Meeting. Bring your printed proxy card if you received one by mail. Otherwise, the Company will provide stockholders of record a ballot at the Annual Meeting.
: Via the Internet. If you received a Notice, you may vote via the Internet by visiting http.//www.proxyvote.com and entering the control number found in the Notice.

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( By telephone. If you received or requested printed copies of the proxy materials by mail, you may vote by calling the toll free number found on the proxy card.
, By mail. If you received or requested printed copies of the proxy materials by mail, you may vote by filling out the proxy card and returning it in the envelope provided.
If I am a beneficial owner of shares held in street name, how do I vote?
Your bank or broker will send you instructions on how to vote. There are four ways to vote:
I In person. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares.
: Via the Internet. If you received a Notice, you may vote via the Internet by visiting http.//www.proxyvote.com and entering the control number found in the Notice.
( By telephone. If you received or requested printed copies of the proxy materials by mail, you may vote by calling the toll free number found on the vote instruction form.
, By mail. If you received or requested printed copies of the proxy materials by mail, you may vote by filling out the vote instruction form and returning it in the envelope provided.
What constitutes a quorum in order to hold and transact business at the Annual Meeting?
Under Delaware law and the Company’s bylaws, the presence in person or by proxy of the holders of record of a majority of the votes entitled to be cast at a meeting constitutes a quorum. Abstentions and broker non-votes will all be counted as present to determine whether a quorum has been established. Once a share of the Company’s common stock is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournments or postponements. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.
How are proxies voted?
All valid proxies received prior to the Annual Meeting will be voted. All shares represented by a proxy will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.
What happens if I do not give specific voting instructions?
Stockholders of Record If you are a stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, or sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.
Beneficial Owners of Shares Held in Street Name If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on such matters with respect to your shares. This is generally referred to as a “broker non-vote.”
Which ballot measures are considered “routine” or “non-routine”?
Proposal No. 4 (ratification of the appointment of the independent registered public accountants) is considered “routine.” A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected in connection with this proposal.
Each of the other proposals, including the election of directors (Proposal No. 1), the request to amend the Company's Certificate of Incorporation (Proposal No. 2), the advisory resolution approving the Company's executive compensation (No. 3) and the proposal to approve the adoption of the Company's 2016 Stock Incentive Plan (No. 5) are considered “non-routine" under applicable

TASER International, Inc. | 2016 Proxy Statement | 3

rules. A broker or other nominee cannot vote without specific instructions from the beneficial owner on non-routine matters, and therefore we anticipate there will be broker non-votes in connection with Proposals No. 1, No. 2, No. 3 and No. 5.
Can I change my vote after I have voted?
You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting by voting again via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or vote instruction form with a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s Corporate Secretary at 17800 North 85th Street, Scottsdale, Arizona 85255, a written notice of revocation prior to the Annual Meeting.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except as necessary to meet applicable legal requirements; to allow for the tabulation and certification of votes; and to facilitate a successful proxy solicitation.
What is the voting requirement to approve each of the proposals?
Election of Directors
For Proposal No. 1, under our bylaws, assuming the existence of a quorum at the Annual Meeting, the two nominees for director who receive the affirmative vote of a plurality of all of the votes cast will be elected to the Board of Directors. This means that the two director nominees with the most votes will be elected. Shares that are marked “withhold authority” will be counted toward a quorum, but will not affect the outcome of the vote on the election of such director. Broker non-votes will have no effect on the outcome of this proposal if a quorum is present.
Amendment of Certification of Incorporation
For Proposal No. 2, assuming the existence of a quorum at the Annual Meeting, the amendment to our Certificate of Incorporation will be approved if 75% of the outstanding shares of common stock vote in favor of approval. Abstentions and broker non-votes will have the same effect as a vote against the proposal.
Advisory approval of the Company’s executive compensation (“Say on Pay”)
For Proposal No. 3, assuming the existence of a quorum at the Annual Meeting, the compensation of our executive officers will be approved if a majority of common stock present in person or by proxy at the Annual Meeting vote in favor of approval. Broker non-votes will have no effect on the outcome of this proposal if a quorum is present. Abstentions will have the same effect as a vote against the proposal.
Ratification of Independent Registered Public Accountants
For Proposal No. 4, assuming the existence of a quorum at the Annual Meeting, ratification of the appointment of the independent registered public accountants will be approved if a majority of Common Stock present in person or by proxy at the Annual Meeting vote in favor of ratification. Broker non-votes will have no impact on this proposal if a quorum is present. Abstentions will have the same effect as a vote against the proposal.
Approving the Adoption of the Company's 2016 Stock Incentive Plan
For Proposal No. 5, assuming the existence of a quorum at the Annual Meeting, the affirmative vote of the holders of a majority of the common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for approval. Broker non-votes will have no impact on this proposal if a quorum is present. Abstentions will have the same effect as a vote against the proposal.
Who will serve as the inspector of election?
A member of the Company’s internal legal department will serve as the inspector of election.

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Where can I find the voting results of the Annual Meeting?
The final voting results will be tallied by the inspector of election and, within four business days after the Annual Meeting, the Company expects to report the final results on Form 8-K with the SEC.
Who is paying for the cost of this proxy solicitation?
The Company will bear all expenses incurred in connection with the solicitation of proxies. The Company has retained Morrow & Co., LLC to assist in the distribution of proxy materials and the solicitation of proxies from brokerage firms, banks, broker-dealers and other similar organizations representing beneficial owners of shares for the Annual Meeting. The Company will, upon request, reimburse brokerage firms and other nominee holders for their reasonable expenses incurred in forwarding the proxy solicitation materials to the beneficial owners of our shares. The Company’s officers and directors and employees may solicit proxies by mail, personal contact, letter, telephone, telegram, facsimile or other electronic means. They will not receive any additional compensation for those activities, but they may be reimbursed for their out-of-pocket expenses.

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GOVERNANCE
THE BOARD OF DIRECTORS
Director Nominations
The Nominating and Corporate Governance Committee is responsible for identifying and evaluating nominees for Director and for recommending to the Board a slate of nominees for election at each Annual Meeting of Stockholders. Nominees may be suggested by directors, members of management, stockholders, or, in some cases, by a third-party firm.
Stockholders who wish the Nominating and Corporate Governance Committee (the “NCG Committee”) to consider their recommendations for nominees for the position of director should submit their recommendations in writing by mail to the Nominating and Corporate Governance Committee, c/o TASER International, Inc., 17800 North 85th Street, Scottsdale, AZ 85255. Recommendations by stockholders that are made in accordance with these procedures will receive the same consideration by the NCG Committee as other suggested nominees.
Qualifications for All Directors
In its assessment of each potential candidate, including those recommended by stockholders, the NCG Committee considers the potential nominee’s demonstrated character, judgment, relevant business, functional and industry experience, and whether they possess a high degree of business, technological, medical or law enforcement acumen, independence, and other such factors the NCG Committee determines are pertinent in light of the current needs of the Board. The NCG Committee also takes into account the ability of a potential nominee to devote the time and effort necessary to fulfill his or her responsibilities to the Company. While the NCG Committee does not have a formal diversity policy, it strives to achieve a well-rounded balance of varying skill sets and backgrounds in the composition of the Board.
The NCG Committee’s process for identifying and evaluating nominees typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. There are no differences in the manner in which the nominees for director are evaluated based on whether the nominee is recommended by a stockholder. The Company has not historically paid third parties to identify or assist in identifying or evaluating potential nominees but reserves the right to do so in the future.
Specific Qualifications, Education, Skills and Experience to be Represented on the Board
The Board has identified particular qualifications, skills and experience that are important to be represented on the Board as a whole in order to advise and contribute to the execution of the Company’s strategic objectives. Each Board member was selected in accordance with the process for the selection and nomination of directors described above. Accordingly, the Board believes that each of the Company’s Board members brings a myriad of attributes that combined benefit the Company and its stockholders. The following table summarizes certain key characteristics of the Company’s business and the associated attributes that have been identified as important to be represented on the Board.

Business Characteristics	Qualifications, Attributes, Skills & Experience
The Company’s business is multifaceted and involves complex financial transactions.	• High level of financial literacy • Relevant CEO, CFO, treasury experience • Certified Public Accountant, Certified Financial Analyst
The Company’s business requires compliance with a variety of regulatory requirements across a number of countries and relationships with various entities and non-governmental organizations.	• Governmental, legal or political experience
The Company’s TASER Weapons product lines utilize Neuro-Muscular Incapacitation from electrical currents as the method to disable a resisting suspect, which inherently involves medical and scientific testing.
• Medical and/or scientific experience
The Company’s primary markets are law enforcement, military and corrections agencies.	• Law enforcement experience • Military experience
The Company’s business is expanding into the innovative field of cloud computing and wearable technology which involves different point of views and perspectives from its traditional weapons background.
• Emerging technologies experience
The Board’s responsibilities include understanding and overseeing the various risks facing the Company and ensuring that appropriate policies and procedures are in place to effectively manage risk.	• Risk oversight • Management expertise

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Director Nominees in 2016
Michael Garnreiter, Chairman
Director since 2006
Class A
Age: 64
Board Committees: Audit Committee (Chair), Compensation Committee, Nominating and Corporate Governance Committee, Litigation Committee
Other Public Company Boards: Banner Health, GlobalTranz, Pacific Alternative Asset Management Company, Knight Transportation, Amtech Systems
Mr. Garnreiter most recently served as Vice President of Finance and Treasurer of Shamrock Foods, a privately-held manufacturer and distributor of foods and food-related products. He retired from this position in December 2015. From January 2010 until August 2012, Mr. Garnreiter was a managing director of Fenix Financial Forensics, a Phoenix-based litigation and financial consulting firm. From April 2002 through June 2006, Mr. Garnreiter was Executive Vice President, Treasurer, and Chief Financial Officer of the Main Street Restaurant Group. Mr. Garnreiter previously served with the international accounting firm, Arthur Andersen, from 1974 through March 2002 with increasing levels of responsibility, culminating as a partner. Mr. Garnreiter holds a B.S. degree in accounting from California State University at Long Beach and is a Certified Public Accountant.
Specific Qualifications, Attributes, Skills and Experience:

High Level of Financial Literacy	Certified Public Accountant and former partner at Arthur Andersen. Served on the audit committee for each board he has served in the past.
Risk Oversight & Management	Board Experience for Knight Transportation, Amtech Systems, IA Global Inc., and Fenix Financial Forensics gives ample experience relating to public company corporate governance matters.
Hadi Partovi
Director since 2010
Class A
Age: 43
Board Committees: Compensation Committee
Other Public Company Boards: None
Mr. Partovi is the President and co-founder of the non-profit education organization Code.org. Mr. Partovi is a past or present strategic advisor or early investor at numerous technology companies, including Facebook, Dropbox, OPOWER, airbnb, Zappos, and Bluekai. From 2009 through 2010, Mr. Partovi was Senior Vice President of Technology for MySpace (via acquisition) and from 2006 through 2009 he was President and Co-Founder of ILIKE, Inc. which was acquired by MySpace in 2009. From 2002 through 2005, Mr. Partovi was General Manager, Microsoft MSN Entertainment and MSN.com and from 1999 through 2001, he was Co-Founder and VP of Product and Professional Services for TELLME Networks, Inc. From 1994 through 1999, he was Program Manager for Microsoft Internet Explorer. Mr. Partovi holds B.A. and M.S. degrees in Computer Science, summa cum laude, from Harvard University.

Specific Qualifications, Attributes, Skills and Experience:

Technology Expertise	Experience as an investor in technology companies provides Mr. Partovi with invaluable insight into software and Internet-related business development initiatives.
Risk Oversight & Management	Experience as an advisor to multiple start-up companies provides Mr. Partovi experience in the unique challenges facing new technology companies.

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Incumbent Directors in 2016
Patrick W. Smith, Chief Executive Officer
Director since 1993
Class B
Age: 45
Other Public Company Boards: None
Mr. Smith has served as CEO and as a director of the Company since 1993. He is also co-founder of the Company. After graduating from Harvard, cum laude, in just three years (class of 1991), Mr. Smith entered directly into the Master of Business Administration program at the University of Chicago. In two years, he completed both a master’s degree in international finance from the University of Leuven in Leuven, Belgium and an M.B.A. degree with honors at the University of Chicago, graduating in the top 5% of his class. After completing graduate school in the summer of 1993, he co-founded TASER International, Inc., in September 1993 with his brother, Thomas P. Smith.
Mark Kroll
Director since 2003
Class B
Age: 63
Board Committees: Litigation Committee
Other Public Company Boards: Haemonetics Corporation
Dr. Kroll retired in July 2005 from St. Jude Medical, Inc., where he held various executive level positions since 1995, most recently as Senior Vice President and Chief Technology Officer, Cardiac Rhythm Management Division. Dr. Kroll holds a B.S. degree in Mathematics and a M.S. degree and a Ph.D. degree from the Electrical Engineering department of the University of Minnesota and an M.B.A. degree from the University of St. Thomas. Dr. Kroll is also the named inventor of over 350 issued U.S. patents and is a Fellow of the: American College of Cardiology, Heart Rhythm Society, Institute of Electronics and Electrical Engineering, and the American Institute for Medicine and Biology in Engineering.

Specific Qualifications, Attributes, Skills and Experience:

Technology Expertise
Advanced mathematical and scientific education and technology and scientific accomplishments as recognized by “Fellow” designations from IEEE and AIMBE provide a strong scientific background that is beneficial to the Company.

Bio-Medical and Scientific Expertise
Scientific accomplishments as recognized by “Fellow” designations from the American College of Cardiology and the Heart Rhythm Society provide invaluable skills and experience to the TASER Weapons business.

Risk Oversight & Management	Service on Haemonetic’s board of directors as well as leadership positions at St. Jude’s Medical, Inc. provides beneficial experience in management and oversight.
Judy Martz
Director since 2005
Class B
Age: 72
Board Committees: Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Litigation Committee (Chair)
Other Public Company Boards: None
From January 2001 through January 2004, Ms. Martz was Governor of the State of Montana and was Lieutenant Governor of the State of Montana from January 1996 through January 2000. From 1989 through 1995, Ms. Martz served as state representative for U.S. Senator Conrad Burns. As Governor of the State of Montana, Ms. Martz managed a more than $6.0 billion budget for the state.

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Specific Qualifications, Attributes, Skills and Experience:

Relevant Political Background
As former Governor of the State of Montana, Ms. Martz brings a wealth of political insight and leadership to the Board, particularly with respect to matters relating to federal and government contracting.

Risk Oversight & Management	As former Governor, Ms. Martz is equipped with knowledge and experience in oversight and leadership issues.
Vice Admiral (Retired) Richard H. Carmona M.D., M.P.H., F.A.C.S.
Director since 2007
Class C
Age: 66
Board Committees: Audit Committee, Nominating and Corporate Governance Committee (Chair), Litigation Committee
Other Public Company Boards: The Clorox Company, The Herbalife Company

Dr. Carmona was sworn in as the 17th Surgeon General of the United States on August 5, 2002 and served the statutory four year term. Prior to being named United States Surgeon General, Dr. Carmona was the chairman of the State of Arizona Southern Regional Emergency Medical System, a professor of surgery, public health and family and community medicine at the University of Arizona, and the Pima County Sheriff's Department surgeon and deputy sheriff. He is currently employed as Vice Chairman and Chief Executive Officer of Canyon Ranch Health in Tucson, Arizona and has held that position since October 1, 2006. Dr. Carmona attended Bronx Community College of the City University of New York where he earned his associate of arts degree. Dr. Carmona holds a B.S. degree and medical degree from the University of California, San Francisco. He has also earned a Master’s Degree in Public Health from the University of Arizona.

Specific Qualifications, Attributes, Skills and Experience:

High Level of Financial Literacy	As Vice Chairman of Canyon Ranch, CEO of Canyon Ranch Health, and as a member of other public company boards, Dr. Carmona is able to contribute to the oversight of the Company's financial matters.
Risk Oversight & Management	Service on the Clorox Company and the Herbalife Company boards of directors provides valuable insight into public company corporate governance matters.
Relevant Political Background	Service as the former Surgeon General of the U.S. provides a unique insight into political matters.
Medical Expertise	As the Surgeon General of the U.S. as well as his extensive career in emergency medical services, provides him a deep understanding of health, safety and medicine.
Law Enforcement/Military Experience	Dr. Carmona is a combat decorated and disabled U.S. Army Special Forces Veteran and a highly decorated police officer, giving him unusual insight into our diverse customer base.
Bret Taylor
Director since 2014
Class C
Age: 36
Board Committees: None.
Other Public Company Boards: None.

Bret Taylor served as Group Product Manager at Google Inc. until June 2007, where he co-created Google Maps and the Google Maps API. He then joined venture capital firm Benchmark Capital as an entrepreneur-in-residence where he founded the social network Friendfeed, Inc. with former Google employee, Jim Norris. Mr. Taylor was the CEO of FriendFeed until August 2009, when Facebook acquired the company, and he was named Taylor Chief Technology Officer of Facebook. He was the Chief Technology Officer of Facebook until the summer of 2012, and supervised some of Facebook's newest and most important products, including the creation of the Open Graph, the App Center, and its integration with the Apple App Store. Mr. Taylor is now CEO and co-founder of Quip. Mr. Taylor attended Stanford University, where he earned his bachelor's degree and a master's degree in computer science.

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Specific Qualifications, Attributes, Skills and Experience:

Technology Expertise
Executive experience in established technology organizations such as Google and Facebook, as well as experiences founding new technology companies, through Friendfeed and Quip, provides Mr. Taylor insight into software and Internet-related business development initiatives.

Risk Oversight & Management	Experience as CEO of Quip provides Mr. Taylor experience in the unique challenges facing growing technology companies.
Current Director Not Standing for Re-election:
Lt. General (USA, Retired) John S. Caldwell
Director since 2006
Class A
Age: 71
Board Committees: Audit Committee, Compensation Committee
Other Public Company Boards: Puradyn Filter Technologies
General Caldwell is currently employed as a consultant affiliated with The Spectrum Group and Wesley K. Clark Associates. General Caldwell was Senior Vice President, Defense Information Technology Solutions of QSS Group, Inc. from July 2004 through February 2008 at which time QSS Group Inc. was merged into Perot Systems Government Services. From February 2008 to June 2008 he was Executive Vice President, Defense Solutions, Perot Government Services. From November 2001 through January 2004, General Caldwell was a Lieutenant General in the United States Army and Military Deputy to the Assistant Secretary of the Army for Acquisition, Logistics and Technology. General Caldwell holds a B.S. degree from the U.S. Military Academy at West Point, New York and a M.S. degree in mechanical engineering from the Georgia Institute of Technology.

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BOARD AND COMMITTEE GOVERNANCE
Role of the Board of Directors
The principal duties of the Board of Directors is to oversee management and evaluate strategy. The fundamental responsibility of the directors is to exercise their business judgment to act in what they reasonably believe to be the best interest of TASER International, Inc. and its stockholders. Our governance structure is designed to foster disciplined actions, effective decision-making, and appropriate monitoring of both compliance and performance.

TASER’s key governance documents, including our Corporate Governance Guidelines, are available at
http://investor.taser.com/documents.cfm.

Board Leadership Structure
The Company’s governance documents provide the Board with flexibility to select the appropriate leadership structure for the Company. In making leadership structure determinations, the Board considers many factors, including the specific needs of the business and what is in the best interests of the Company’s stockholders. The current leadership structure is anchored by a non-management director as Chair of the Board. The Board believes this structure provides a very well-functioning and effective balance between strong Company leadership and appropriate safeguards and oversight by independent directors.

•	Chairman of the Board: Michael Garnreiter

•	Chief Executive Officer: Patrick W. Smith

•	Lead Independent Director: Judy Martz

The principal role of the Chairman of the Board is to manage and to provide leadership to the Board of Directors of the Company. The Chairman is accountable to the Board and acts as a direct liaison between the Board and the management of the Company, through the CEO. The Chairman acts as the communicator for Board decisions where appropriate. The separation of the role of the Chairman from that of the CEO is based on the Board's view that the Chairman should be free from any interest and any business or other relationship that could interfere with the Chairman’s judgment, other than interests resulting from Company shareholdings and remuneration.

In addition, the Company considers it to be useful and appropriate to designate a non-management independent director to serve in a lead capacity to coordinate the activities of the other non-management directors. Among other things, the Lead Independent Director is responsible, along with the Chairman, for setting the agenda for Board meetings with Board and management input, facilitating communication among Directors and between the Board and the CEO, and working with the CEO to provide an appropriate information flow to the Board. The Lead Independent Director is responsible for calling and chairing executive sessions of the independent Directors. The Lead Independent Director and the Chairman are expected to foster a cohesive Board that cooperates with the CEO towards the ultimate goal of creating shareholder value
The Board conducts an annual evaluation of the performance of the Board and each of its standing committees, including peer assessments of each individual director.
Meetings of the Board of Directors
During the year ended December 31, 2015, the Board held 11 meetings. During 2015, each director attended at least 75% of all regular Board and applicable committee meetings.
Committees of the Board of Directors
The Board of Directors maintains a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Litigation Committee.

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The following table summarizes the current membership of our standing non-management Board committees, and identifies the chair of each committee and the number of committee meetings held in fiscal 2015:

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Litigation Committee
Number of Meetings	4	3	1	—
Director
John S. Caldwell	X	X
Michael Garnreiter	*	X	X	X
Hadi Partovi		*
Mark Kroll				X
Judy Martz	X	X	X	*
Richard Carmona	X		*	X
Bret Taylor
  X = Member
* = Chair
The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 exercises sole authority with respect to the selection of the Company’s independent registered public accounting firm and the terms of their engagement; reviews the policies and procedures of the Company and management with respect to maintaining the Company’s books and records; reviews with the independent registered public accounting firm, upon the completion of their audit, the results of the auditing engagement and any other recommendations the independent registered public accounting firm may have with respect to the Company’s financial, accounting or auditing systems; and reviews with the independent registered public accounting firm, upon the completion of their quarterly review of the Company’s financial statements, the results of the quarterly review and any other recommendations the independent registered public accounting firm may have in connection with such quarterly reviews. The Report of the Audit Committee for the year ended December 31, 2015 is included in this Proxy Statement.
The Compensation Committee determines salaries, stock and bonus awards and considers employment agreements for appointed officers of the Company, and prepares reports on these matters; considers and reviews grants of options and restricted stock units under the Company’s compensations plans and administers such plans; and considers matters of director compensation, benefits and other forms of remuneration. The Compensation Committee Report for the year ended December 31, 2015 is included in this Proxy Statement. See “Compensation Discussion and Analysis” for more information regarding the Compensation Committee.

The Nominating and Corporate Governance Committee is charged with identifying qualified candidates for nomination for election to the Board and nominating such candidates for election; and reviewing and making recommendation to the Board concerning the composition and size of the Board and its committees. The Committee also monitors the process to assess the Board’s effectiveness and is primarily responsible for oversight of corporate governance, and to develop and update our corporate governance principles.
The Litigation Committee is responsible for reviewing and approving the settlement of certain litigation matters against the Company or its offers and directors to ensure the settlement is fair, reasonable and in the best interests of the Company’s stockholders. No member of the Litigation Committee was a named party in any pending litigation involving the Company.
The Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee have each adopted charters that govern their respective authority, responsibilities and operation. The charters of these committees are available on our website at http://investor.taser.com/documents.cfm.
Audit Committee Financial Experts
The Board of Directors has determined that Mr. Garnreiter, an independent director of the Company, is an audit committee financial expert within the meaning of that term under applicable rules promulgated by the Securities and Exchange Commission. Information about the past business and educational experience of Mr. Garnreiter is included in this Proxy Statement under the heading “Governance--The Board of Directors--Director Nominees in 2016.” The Board has also determined that each current member of the Audit Committee is financially literate under the current listing standards of NASDAQ.

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Director Independence
As of the date of this Proxy Statement, based upon the information submitted by each of its directors, the Board has made a determination that a majority of our current Board is independent as that term is defined by NASDAQ listing standards and that all of the members of our Board committees also meet any additional specific independence standards applicable to any committee on which such director serves, including the more stringent audit committee and compensation committee independence committee criteria. The following directors are currently deemed independent by the Board: Michael Garnreiter, Judy Martz, Richard Carmona, Hadi Partovi, John S. Caldwell and Bret Taylor. Each of these directors is also a “non-employee director” (within the meaning of Rule 16b-3 under the Exchange Act) and all are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and related Treasury Regulations.
Patrick W. Smith is not independent because he is an executive officer of the Company, and Mark Kroll is not independent because he provides services to the Company (see “Certain Relationships and Related Transactions – Consulting Services”).
Board of Directors' Role in Risk Oversight
The Company’s risk management process is intended to ensure that risks are taken knowingly and purposefully. As such, the Company’s executive management keeps the Board apprised by presenting results of the process to identify, assess, prioritize and address strategic, financial, operating, business, compliance, litigation, regulatory, safety, reputational and other risks to the Company. Executive management meets with the Board on a quarterly basis to address high priority risks and on an as-needed basis to evaluate and monitor emerging risks.
Code of Ethics
The Company has adopted a Code of Ethics which is applicable to all employees, directors and consultants of the Company. A copy of the Company’s Code of Ethics is published and available on the investors portion of Company’s website at http://investor.taser.com/documents.cfm. The Company intends to disclose any future amendments or waivers to the Code of Ethics on the Company’s website within four business days following the date of such amendment or waiver, unless required by NASDAQ rules to disclose such event on Form 8-K.
Director Attendance at Annual Meetings of Stockholders
Directors are encouraged by the Company to attend each annual meeting of stockholders if their schedules permit. Seven of our directors attended the 2015 Annual Meeting of Stockholders, and a majority of the directors are expected to be in attendance at the 2016 Annual Meeting of Stockholders.
Stockholder Communications with Directors
Stockholders may communicate with members of the Board by mail addressed to the Chair, or any other individual member of the Board, to the full Board, or to a particular committee of the Board. In each case, such correspondence should be sent to the Company’s headquarters at 17800 North 85th Street, Scottsdale, AZ 85255. All stockholder communications will be forwarded to each individual member of the Board.

DIRECTOR COMPENSATION
Members of the Board who are employees of the Company are not separately compensated for serving on the Board. Board compensation is reviewed periodically. Non-employee directors of the Company are paid $8,750 per quarter and are eligible to receive grants of restricted stock units (“RSUs”) of the Company’s stock with a grant date fair value equal to $80,000 vesting in equal annual installments over three years. New Board members are eligible to receive an initial grant of the Company's stock with a grant date fair value equal to $100,000 in their first year of service vesting in equal annual installments over three years. The Chair of the Board receives an additional $3,750 per quarter. Board members that provide any special Board advisory consultations in their official capacity as a Board member (other than Board and committee meetings) are paid compensation at the rate of $2,500 per day or $1,250 per half day, with no pay for travel days. All directors are reimbursed for reasonable expense incurred in connection with their attendance at meetings.

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In addition, board members serving on committees in either the chair or member capacity earn extra fees as summarized in the following table:

Committee	Quarterly Chair Fee	Quarterly Member Fee
Audit	$3,750	$1,875
Compensation	2,500	1,250
Nominating and Governance	1,500	750
Litigation	1,500	750
The annual RSU awards typically are granted on the date of the Company’s annual stockholder’s meeting. Directors have the option of deferring all or a portion of their cash compensation into a non-qualified deferred compensation plan.
The following table summarizes the compensation paid to non-employee directors for the fiscal year ended December 31, 2015.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
Michael Garnreiter	$76,000	$80,000	$—	$156,000
John S. Caldwell	47,500	80,000	—	127,500
Hadi Partovi	42,500	80,000	—	122,500
Mark W. Kroll	38,000	80,000	167,188	285,188
Judy Martz	56,500	80,000	—	136,500
Richard H. Carmona	51,500	80,000	—	131,500
Bret Taylor	35,000	80,000	—	115,000

(1)
Amounts in this column represent the aggregate grant date fair value of RSUs, computed in accordance with stock-based compensation accounting rules (ASC Topic 718). The fair value of each RSU is the closing price of our common stock on the date of grant. Each non-employee director received an award of 2,467 RSUs on May 18, 2015. The awards vest in three equal installments on May 31, 2016, 2017 and 2018. Pursuant to SEC regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

The following table shows equity-based awards granted in 2015, as well as the aggregate number of outstanding RSU and options outstanding. Prior to 2012, when the Company transitioned to the use of restricted stock units, non-employee directors received grants of options to acquire common stock under certain of the Company’s stock compensation plans.

	2015 Stock-based Awards			As of December 31, 2015
Name	Restricted Stock Units Granted	Grant Date	Grant Date Fair Value ($)	Aggregate Restricted Stock Units Outstanding	Aggregate Options Outstanding
Michael Garnreiter	2,467	5/18/2015	$80,000	8,508	—
John S. Caldwell	2,467	5/18/2015	80,000	8,508	45,067
Hadi Partovi	2,467	5/18/2015	80,000	8,508	58,171
Mark W. Kroll	2,467	5/18/2015	80,000	8,508	—
Judy Martz	2,467	5/18/2015	80,000	8,508	40,894
Richard H. Carmona	2,467	5/18/2015	80,000	8,508	106,124
Bret Taylor	2,467	5/18/2015	80,000	8,011	—

(2)	Other compensation for Dr. Kroll represents fees for consulting services provided. See “Certain Relationships and Related Transactions – Consulting Services” below.

(3)
Non-employee directors have the option of participating in the non-qualified deferred compensation plan through which participants may elect to postpone the receipt and taxation of a portion of their compensation. All gains or losses are allocated fully to plan participants and the Company does not guarantee a rate of return on deferred balances. The Company does not make discretionary payments to the plan, but does make restorative 401(k) match contributions. There were no above-market returns for participants in the plan. Dr. Kroll participates in the Company's deferred compensation plan, and elected to defer $47,500 of earned compensation into the plan during the year ended December 31, 2015.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Company currently maintains a written related party transaction policy, but will be voting on an enhanced related party transaction policy at its next regularly scheduled Board of Directors meeting in May 2016. It is the Company’s current policy, however, that all related party transactions will be reviewed by its Board and the Audit Committee. The Company’s policies are evidenced by the respective meetings’ minutes that document such reviews. Further, it is the policy of the Board that all proposed transactions by the Company with its directors, officers, five-percent stockholders and their affiliates be entered into or approved only if such transactions are on terms no less favorable to the Company than it could obtain from unaffiliated parties, are reasonably expected to benefit the Company and are approved by the Audit Committee. The Audit Committee is authorized to consult with independent legal counsel at the Company’s expense in determining whether to approve any such transaction.
Consulting Services
The Company engages Mark Kroll, a member of the Board of Directors, to provide consulting services. The expenses related to these services were $0.2 million for each of the years ended December 31, 2015, 2014 and 2013. At December 31, 2015 and 2014, the Company had accrued liabilities of approximately $31,000 and $8,000, respectively, related to these services.
Software Services
The Company subscribes to a mobile collaboration software suite offered by Quip, a company co-founded and managed by Bret Taylor, a member of the Board of Directors. The Company licenses the software for approximately $80,000 per year. As of December 31, 2015 and 2014 the Company had prepaid subscription costs of approximately $36,000 and $20,000, respectively.

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SHARE OWNERSHIP
The following table sets forth information, as of March 28, 2016, with respect to beneficial ownership of the Company’s common stock by each current director or nominee for director, by each NEO currently employed by the Company, by all directors and executive officers as a group, and by each person who is known to the Company to be the beneficial owner of more than five percent of the Company’s outstanding common stock. The Company believes that, except as otherwise described below, each named beneficial owner has sole voting and investment power with respect to the shares listed.

Name and Address Of Beneficial Owner (1)	Shares Owned	Shares Acquirable Within 60 Days (2)	Total Beneficial Ownership	Percent of Class (3)
BlackRock, Inc. (4)	5,432,624	—	5,432,624	10.2%
St. Denis J. Villere & Company, LLC (5)	4,490,981	—	4,490,981	8.4
The Vanguard Group (6)	3,188,252	—	3,188,252	6.0
Artisan Partners Holdings LP (7)	2,985,136	—	2,985,136	5.6

Patrick W. Smith	539,437	665,894	1,205,331	2.3
Mark W. Kroll	36,084	4,819	40,903	*
Judy Martz	15,251	45,713	60,964	*
John S. Caldwell	19,251	49,886	69,137	*
Richard H. Carmona	15,251	110,943	126,194	*
Michael Garnreiter	15,251	4,819	20,070	*
Hadi Partovi	258,898	62,990	321,888	*
Bret Taylor	1,847	822	2,669	*

Luke S. Larson	3,754	—	3,754	*
Daniel M. Behrendt	39,880	—	39,880	*
Douglas E. Klint	44,375	—	44,375	*
Marcus W.L. Womack	21,276	12,271	33,547	*
Joshua M. Isner	—	—	—	*

All directors and named executive officers as a group (13 persons)	1,010,555	958,157	1,968,712	3.7%
* Less than 1%

(1)	Except as noted in Notes 4, 5, 6 below, the address of each of the persons listed is c/o TASER International, Inc., 17800 North 85th Street, Scottsdale, AZ 85255.

(2)
Reflects the number of shares that could be purchased by exercise of options exercisable at March 28, 2016, or restricted stock or options vesting within 60 days thereafter under the Company’s stock option plans. As of March 28, 2016 there were no shares currently pledged by any NEO or director.

(3)
For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, any security which such person or group has the right to acquire within 60 days of March 28, 2016, is deemed to be outstanding for the purpose of computing the percentage ownership of such person or group, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or group.

(4)	The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10022.

(5)	The address of St. Denis J. Villere & Company, LLC is 601 Poydras St., Suite 1808, New Orleans, Louisiana 70130.

(6)	The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(7)	The address of Artisan Partners Holdings LP is 875 East Wisconsin Avenue, Suite 800, Milwaukee, Wisconsin 53202.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10 percent beneficial owners are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely on a review of the copies of such reports furnished to the Company and written representations from reporting persons that no other reports were required, to the Company’s knowledge, such persons complied with all of the Section 16(a) filing requirements applicable to them in 2015, except for two Form 4s, covering two transactions, filed by Luke Larson on May 26, 2015 and August 6, 2015, two Form 4s, covering two transactions, for Joshua Isner on May 18, 2015 and August 6, 2015, and one Form 4, covering one transaction, filed by Marcus Womack on November 10, 2015.

EXECUTIVE COMPENSATION
EXECUTIVE OFFICERS
See “Governance--The Board of Directors--Incumbent Directors in 2016” for biographical information for Patrick W. Smith, who is also a named executive officer of the Company.

Luke S. Larson
Title: President
Joined TASER in 2008
Age: 35

Mr. Larson serves as TASER’s President. He is responsible for all domestic and international marketing and communications, and also oversees TASER’s Leadership Development Program. Mr. Larson joined TASER in June 2008 and has served in a variety of management roles including Chief Marketing Officer, Executive Vice President of Marketing, director of video products, product manager, product development manager and senior associate. Prior to joining TASER, Mr. Larson served as a Marine Corps infantry officer and saw action in two tours to Ar Ramadi, Iraq. He was awarded the Bronze Star with V for valor on his first tour. Mr. Larson graduated from the University of Arizona with honors where he was an NROTC Scholarship recipient. He also received an MBA in International Business from Thunderbird School of Global Management.

Daniel M. Behrendt
Title: Chief Financial Officer
Joined TASER in 2004
Age: 51
Mr. Behrendt joined the Company in May 2004 from Imperial Home Décor, after serving in a number of financial management positions for the Imperial Home Décor Group, a Blackstone Group Portfolio Company, from 1998—2004, including Director of Financial Planning and Analysis, Vice President and Corporate Controller and finally, Senior Vice President and Chief Financial Officer. From 1995 to 1998, he served as the Manager of Business Planning and Analysis for Teledyne Fluid Systems, a division of Allegheny Teledyne. From 1991 to 1995, he served as Manager, Business Planning and Analysis for PCC Airfoils, Inc. From 1988 to 1991, Mr. Behrendt was a Financial Analyst for the Power Generation Group of Babcock and Wilcox, and from 1986 to 1988, he worked as an auditor for Arthur Andersen in their Cleveland, Ohio office. Mr. Behrendt holds a B.S. degree in Accounting, cum laude, from Mount Union College, a Masters of Business Administration degree from The Weatherhead School of Management at Case Western Reserve University and is a Certified Public Accountant.

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Douglas E. Klint
Title: General Counsel
Joined TASER in 2002
Age: 64
Mr. Klint joined the Company in December 2002 as Vice President, General Counsel and held that position through February 2010 at which time he was promoted to President and General Counsel. On December 4, 2014, Mr. Klint resigned as President of TASER effective April 6, 2015 while resuming the role of General Counsel. Mr. Klint previously served as Vice President and General Counsel of Zycad Corporation, a publicly traded high technology company located in St. Paul, MN and Menlo Park, CA from 1984 to 1998, and Vice President and General Counsel of Aspec Technology, a publicly traded semi-conductor IP company located in Sunnyvale, CA, from 1998 to 1999 at which time he was promoted to President and CEO and continued in that role through 2001. Mr. Klint has a Bachelor of Arts Degree in Economics and Business Administration from Gustavus Adolphus College, and a Juris Doctor Degree from William Mitchell College of Law, cum laude. He is admitted to the Minnesota State Bar and the Arizona State Bar.

Marcus W. L. Womack
Title: General Manager of Axon Business Segment
Joined TASER in 2013
Age: 39
Mr. Womack previously served as Co-Founder and Chief Executive Officer of Familiar, Inc. from 2011 through its purchase by TASER in October 2013. Prior to that, Mr. Womack was VP and General Manager at iLike Events & Ticketing from 2009 to 2011. From 2007 to 2009 Mr. Womack was Director of Product Management at iLike and from 2005 to 2007, Mr. Womack was the Lead Program Manager for Microsoft Xbox Live. Mr. Womack holds a B.A. degree from Pacific Lutheran University.

Joshua M. Isner
Title: Executive Vice President of Global Sales
Joined TASER in 2009
Age: 30

Mr. Isner came to TASER in 2009 as a member of our Leadership Development Program. After rotating through several departments in the company, he eventually helmed our domestic video and cloud sales team, which he led to a record year in 2014. Mr. Isner now oversees our entire sales organization. Mr. Isner was previously the Director of Leadership Development, Northeast Regional Sales Executive, and VP of Video and Cloud Sales at TASER. Mr. Isner has a BS in Government & Political Science from Harvard University.
Each executive officer serves at the discretion of our Board of Directors and no officer is subject to an agreement that requires the officer to serve the Company for a specified number of years. We have entered into employment-related agreements with each of the executive officers listed above. These agreements require notice of termination by the Company in certain situations that are described in further detail in this proxy statement under the heading “Compensation Discussion and Analysis--Employment Agreements and Other Arrangements.”

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COMPENSATION DISCUSSION AND ANALYSIS
The purpose of this Compensation Discussion and Analysis is to provide material information about our compensation objectives and policies and to explain and provide context for the material elements of the disclosure which follows in this proxy statement with respect to the compensation of our named executive officers (“NEOs”).
Processes and Procedures for Considering and Determining Executive Compensation
The Compensation Committee (in this section, the “Committee”) assists the Board of Directors (“Board”) in addressing matters relating to the fair and competitive compensation of our NEOs and non-employee directors, together with matters relating to our other benefit plans. The Committee is currently composed of four independent directors: Hadi Partovi, Judy Martz, John S. Caldwell, and Michael Garnreiter. Mr. Partovi was appointed to Committee Chair during 2015. The Committee makes the sole decision regarding compensation for the Chief Executive Officer and each NEO.
The Committee met three times in 2015. All Committee members were present for each meeting. To finalize the 2016 compensation structure, the Committee held two additional meetings in the first quarter of 2016.
Two members of management, Patrick W. Smith, Chief Executive Officer (“CEO”) and Daniel M. Behrendt, Chief Financial Officer (“CFO”), attended portions of the meetings. The agendas for these meetings were determined by the Committee members prior to the meetings. The Committee generally receives and reviews materials in advance of each meeting. Depending on the agenda for the particular meeting, materials may include:

•	Financial reports;

•	Reports on levels of achievement of corporate performance objectives;

•
Schedules setting forth the total compensation of the NEOs, including base salary, cash incentives, equity awards, perquisites and other compensation and any potential amounts payable to the NEOs pursuant to employment, severance and change of control agreements;

•	Summaries which show the NEOs’ total accumulated stock awards and stock option holdings;

•	Information regarding compensation paid by comparable companies identified in executive compensation surveys; and

•	Reports from Compensation Committee consultants.
The Committee’s primarily responsibilities are to:

•
Review and approve corporate goals and objectives relevant to the compensation of NEOs, evaluate the performance of the NEOs in light of these goals and objectives and determine and approve the compensation level of NEOs based on that evaluation;

•
Evaluate and establish the incentive components of the CEO’s compensation and related bonus awards, taking into account the Company’s performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies, the services rendered by the CEO and the awards given to the CEO in past years;

•	Review and approve the design of the compensation and benefit plans that pertain to the CEO and other NEOs who report directly to the CEO;

•	Administer equity-based plans, including stock incentive plans;

•	Approve the material terms of all employment, severance and change of control agreements for NEOs;

•	Retain compensation consultants and firms as necessary, or appropriate, on an advisory basis to establish comparator groups, benchmarking and targets for compensation related matters;

•	Recommend to the Board the compensation for Board members, such as retainers, committee fees, chair fees, stock awards and other similar items;

•	Provide oversight regarding the Company’s benefit and other welfare plans, policies and arrangements;

•	Prepare the Compensation Committee report to be included in the Company’s annual proxy statement and Annual Report on Form 10-K filed with the SEC.
The Committee’s charter reflects these responsibilities, and the Committee and the Board periodically review and revise the charter. The full text of the Compensation Committee charter is available on our website at http://investor.taser.com/documents.cfm.

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Role of Management and Consultants in Determining Executive Compensation
Our executive management supports the Committee in carrying out its responsibilities by preliminarily outlining compensation levels for NEOs, administering our benefit and other welfare plans and providing data to the Committee for analysis. Annually, compensation is initially proposed by the CEO for each executive (excluding the CEO), consisting of base salary, annual and long-term performance-based compensation and long-term equity compensation, which is then provided to the Committee for review and approval.
Our Committee has sole authority to engage the services of outside consultants and advisors, as it deems necessary or appropriate in the discharge of its duties and responsibilities. The Committee has budgetary authority to authorize and pay for the services of outside consultants, and the consultants report directly to the Committee. In connection with the design of the 2014 compensation structure, the Committee retained compensation consulting firm, Aon Hewitt, who provided research, data analyses, benchmarking and design expertise in developing and structuring compensation programs for executives. The Company utilized information provided in 2014 in its design of the 2015 and 2016 compensation structures, which do not differ significantly to that of the 2014 structure. Additionally, the Company utilized current publicly available compensation data for its peers in determining the 2016 structure.
Peer Comparator Group
The scope of Aon Hewitt’s review included determining an appropriate comparator group to compare the Company’s executive compensation to, based primarily on the following criteria: Industry and Global Industry Classification (“GICS”) code, revenue, EBITDA, market capitalization, and number of employees. Aon Hewitt selected companies in both manufacturing and technology to match the evolving nature of TASER’s business. Companies selected typically had annual sales between $60 million and $230 million, with market capitalization of $450 million to $2.5 billion. Total employees of the comparator companies were targeted at between 300 and 700. In addition to the comparator group, Aon Hewitt gathered benchmark data for the Committee’s review from the manufacturing and technology industries with similar revenue.

The Committee has selected the following comparator group when reviewing executive compensation:

AeroVironment, Inc.	IntraLinks Holdings, Inc.	SIFCO Industries Inc.
Astronics Corp.	Limelight Networks, Inc.	Smith Micro Software Inc.
CalAmp Corp.	LogMein, Inc.	Sparton Corp.
Carbonite, Inc.	Numerex Corp.	The KEYW Holding Corp.
CPI Aerostructures Inc.	Proofpoint, Inc.	VASCO Data Security International, Inc.
Guidance Software, Inc.	Qumu Corp.
Our Compensation Philosophy
The Committee is in place to address matters relating to the fair and competitive compensation of our NEOs and non-employee directors, together with matters relating to our other benefit plans. The Committee believes that executive compensation should be aligned with the values, objectives and financial performance of the Company.
Objectives of NEO compensation include:

•	Attract and retain highly qualified individuals who are capable of making significant contributions critical to our long-term success;

•	Promote a performance-oriented environment that encourages Company and individual achievement;

•	Reward NEOs for long-term strategic management and the enhancement of stockholder value;

•	Strengthen the relationship between pay and performance by emphasizing variable, at-risk compensation that is dependent upon the achievement of specified corporate and personal performance goals; and

•	Align long-term management interests with those of stockholders, including long-term at-risk pay.

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Our Compensation Programs
We utilize various non-cash compensation programs, in addition to traditional cash-based compensation methods. Specifically, we have utilized stock-based awards.
The principal components of compensation in 2015 and 2016 for our NEOs consist of the following:

•	Annual salary;

•	Annual performance-based incentive plans, comprised of:

•	Commissions on sales growth and bookings; and

•
Payouts under the annual cash incentive plan based on target levels of Axon bookings, total revenue, international revenue, TASER Weapon segment profit, agency adoption, active users of the Company's Axon software platform, and sales related to new products expected to launch in 2016;

•	Long-term incentive equity compensation in the form of performance-based restricted stock units ("PSUs"); and

•	Long-term equity compensation in the form of service-based restricted stock units (“RSUs”).
Any decision to materially increase compensation is based upon the objectives listed above, taking into account all forms of compensation, as well as based upon individual achievement of performance goals. These goals include revenue and pretax earnings targets as well as specific management tasks. Decisions regarding the CEO’s compensation are made by the Committee and reflect the same considerations used for the other NEOs. The Board has not adopted any claw-back policies, nor does it have any executive stock ownership requirements.
Benchmarking
It is the Committee’s intent that the total compensation for our NEOs be targeted between the 50th and the 75th percentile in relation to our established comparator group and the Committee intends that over time our compensation becomes more consistent with this goal. The Committee believes that targeting this range will reflect competitive market pay practices and our current compensation philosophy, which balances our “pay for performance” strategy with our desire to offer competitive compensation with respect to our comparator group, thus allowing us to attract and retain management talent.
The table below compares the Company’s NEOs’ target total direct compensation to our comparator group:

Named Executive	2015 Total Target Direct Compensation	Comparator Group 50th Percentile (1) (2)	Comparator Group 75th Percentile (1) (2)	2016 Total Target Direct Compensation
Patrick W. Smith	$1,350,000	$1,958,000	$3,694,000	$1,529,000
Luke S. Larson	1,000,000	1,129,000	1,540,000	812,000
Daniel M. Behrendt	1,050,000	891,000	1,145,077	950,000
Douglas E. Klint	820,000	729,000	900,000	758,000
Marcus W. L. Womack	760,000	1,016,000	1,584,000	600,000
Joshua M. Isner	750,000	1,184,000	1,558,400	700,000

(1)	Amounts reported by comparator group companies was primarily derived from annual proxy statements for the year ended December 31, 2014.

(2)
Positions and responsibilities reported for NEOs of comparator group companies varied, with not all companies reporting data for positions similar in nature and scope to those of TASER NEOs (other than CEO and CFO). Judgment was used in calculating comparator group information by role, using blends of reported positions and excluding certain comparator group companies from comparisons when appropriate.

TASER International, Inc. | 2016 Proxy Statement | 21

The following tables show the composition of each NEO’s total target direct compensation for 2015 and 2016:

2015	Annual Salary		Annual Target Incentive Compensation (1)		Long-term Target Incentive Compensation--PSUs (2)		Long-term Equity Compensation--RSUs (2)		Target Total Direct Compensation
Name	$	% of Total	$	% of Total	$	% of Total	$	% of Total	$
Patrick W. Smith	$350,000	25.9%	$250,000	18.5%	$450,000	33.3%	$300,000	22.2%	$1,350,000
Luke S. Larson	250,000	25.0	100,000	10.0	150,000	15.0	500,000	50.0	1,000,000
Daniel M. Behrendt	300,000	28.6	150,000	14.3	150,000	14.3	450,000	42.9	1,050,000
Douglas E. Klint	300,000	36.6	350,000	42.7	—	—	170,000	20.7	820,000
Marcus W. L. Womack	235,000	30.9	100,000	13.2	175,000	23.0	250,000	32.9	760,000
Joshua M. Isner (3)	200,000	26.7	350,000	46.7	—	—	200,000	26.7	750,000

(1)
Presented at target levels. Actual results for 2015 exceeded targets, resulting in payouts under the annual cash incentive plan for Messrs. Smith, Larson, Behrendt, Klint, and Womack and in the amounts of $263,500, $105,400, $158,100, $52,700 and $54,808, respectively. Messrs. Womack and Isner earned commissions in 2015 of $82,083 and $502,276, respectively. Mr. Klint's total annual target incentive compensation included $300,000 of commissions, none of which was earned during fiscal 2015. See further discussion following under “Performance-based Incentive Plans.”

(2)	Approximate value; actual value of the PSUs and RSUs is based on the grant-date fair value.

(3)
Effective May 18, 2015, upon promotion to Executive Vice President of Global Sales, Mr. Isner's annual salary was increased to $200,000 from $175,000. Additionally, Mr. Isner's annual target incentive compensation was adjusted to include $50,000 of additional performance based bonuses. Mr. Isner's annual target incentive compensation for 2015 also included $300,000 of sales commissions.

2016	Annual Salary (1)		Annual Target Incentive Compensation		Long-term Target Incentive Compensation--PSUs (2)		Long-term Equity Compensation--RSUs (2)		Target Total Direct Compensation
Name	$	% of Total	$	% of Total	$	% of Total	$	% of Total	$
Patrick W. Smith (3)	$350,000	22.9%	$—	—%	$475,000	31.1%	$704,000	46.0%	$1,529,000
Luke S. Larson (4)	275,000	33.9	100,000	12.3	250,000	30.8	187,000	23.0	812,000
Daniel M. Behrendt	325,000	34.2	165,000	17.4	275,000	28.9	185,000	19.5	950,000
Douglas E. Klint (4)	300,000	39.6	300,000	39.6	—	—	158,000	20.8	758,000
Marcus W. L. Womack	260,000	43.3	115,000	19.2	125,000	20.8	100,000	16.7	600,000
Joshua M. Isner	225,000	32.1	375,000	53.6	100,000	14.3	—	—	700,000

(1)	Annual salary effective February 1, 2016.

(2)	Approximate value; actual value of the PSUs and RSUs is based on the grant-date fair value.

(3)
Mr. Smith elected to forgo receiving any target incentive compensation in 2016 in exchange for 125% of the targeted amount for RSUs having a grant date fair value of approximately $344,000 which will vest in equal annual installments over three years. The Company implemented this election to improve retention of executive employees while converting short-term cash compensation into longer term stock compensation. Additionally, the ultimate consideration received upon the vesting of time-based RSUs would be dependent upon the future stock price of the Company's common stock, and would align with the goal of increasing total shareholder returns.

(4)
Messrs. Larson and Klint each elected to forgo receiving $50,000 of their target incentive compensation in exchange for 125% and 116%, respectively, of the targeted amount for RSUs having grant date fair values of $62,500 and $58,000, respectively, which will vest in equal annual installments over three years and two years, respectively. The Company implemented this election to improve retention of executive employees while converting short-term cash compensation into longer term stock compensation. Additionally, the ultimate consideration received upon the vesting of time-based RSUs would be dependent upon the future stock price of the Company's common stock, and would align with the goal of increasing total shareholder returns.

Annual Salary
Salaries for NEOs are reviewed annually, as well as at the time of a promotion or other changes in responsibilities. Consistent with our goal for overall compensation, annual salary is targeted in the 50th to 75th percentile of compensation paid to executives with similar levels of responsibility within our comparator group. Individual executives may be paid higher or lower than this target pay at the discretion of the Committee depending on facts; such as, tenure with the Company, results of personal, department and corporate performance, complexity of the business unit managed, and the perceived detrimental effects to the Company that may result from such executive’s departure. The base salaries of our NEOs, other than the CEO, were proposed by the CEO,

TASER International, Inc. | 2016 Proxy Statement | 22

established by the Committee and approved by the independent directors after considering compensation salary trends, overall level of responsibilities, total performance and compensation levels for comparable positions in the market for executive talent based on salary surveys and compensation data from comparator group companies.
After considering the above, effective February 1, 2016, the Committee increased the base salaries of our NEOs as follows:

Named Executive	2015 Salary ($)	2016 Salary ($)
Patrick W. Smith	$350,000	$350,000
Luke S. Larson	250,000	275,000
Daniel M. Behrendt	300,000	325,000
Douglas E. Klint	300,000	300,000
Marcus W. L. Womack	235,000	260,000
Joshua M. Isner	200,000	225,000
Performance-based Incentive Plans
The objective of the annual incentive payment plan and the use of equity-based awards in the form of PSUs have been to provide executives with a competitive total compensation opportunity, as well as to align executive rewards with results.
2015 Structure
The 2015 executive compensation structure included: payments under the annual cash incentive plan; PSUs that cliff vest based on three-year revenue goals; and, for Mr. Klint, Mr. Womack and Mr. Isner, sales-based commissions, paid quarterly. Each component was designed to incentivize specific Company goals.
Payouts under the 2015 annual cash incentive plan were based on the achievement of annual financial goals, including goals related to: consolidated revenue, Axon bookings (as defined in SEC filings), operating income for the TASER Weapons segment, international revenue, the number of active users on the Company's Axon platform, and revenue related to the Company's consumer products. The Committee believed the criteria for the annual cash incentive plan were challenging, but achievable. Sales commissions were earned based upon specific sales targets for each eligible NEO. Because the sales commissions are tied to metrics such as sales growth and other operating results, the Committee did not set a maximum amount that could be paid under the plans for the NEOs.

2015 Performance - Based Cash Incentive Plans Metrics
Metric	Threshold	Target	Maximum	Actual	Weight	Weighted Payout
Revenue (millions)	$175.0	$185.0	$200.0	$197.9	25%	36%
Axon Bookings (millions)	$70.0	$100.0	$120.0	$135.1	30	45
International Sales (millions)	$40.0	$50.0	$60.0	$36.1	20	—
Weapons Segment operating income	35.0%	37.0%	39.0%	37.8%	15	17
Active users (linear payout from 0)	n/a	85,000	n/a	70,258	5	4
Consumer product revenue (millions) (linear payout from $0)	n/a	$6.0	n/a	4.6	5	4%
Actual attainment/plan payout					100%	105%

The 2015 performance-based cash incentive plan metrics were measured and paid quarterly after the Company releases its quarterly earnings. The first three fiscal quarters are weighted at 15% of the annual total with the fourth quarter equaling the remaining 55%. Each metric has a threshold, target and maximum goal with corresponding base payouts of 50%, 100% and 150% of target, respectively. The Company exceeded the highest target for the Axon bookings, which resulted in the maximum payout of 150% of target with a corresponding weighted payout of 45%. The total Revenue and Weapons Segment operating income metrics each met their target levels for fiscal 2015, which resulted in a base payout of 100% of target plus the calculated incremental amount that the actual results exceeded their specified target levels, and this resulted in a weighted payout of 36% and 17%, respectively. The weighted average payout achieved under the 2014 performance-based cash incentive plan was 134%.

TASER International, Inc. | 2016 Proxy Statement | 23

The amount of PSUs that will ultimately vest, if any, is based upon the compounded annual revenue growth rates for the total Company and the Axon segment (excluding TASER Cam) compared to target for the three-year period ending December 31, 2017. Earned PSUs cliff vest at the end of that period. Should actual performance metrics exceed targeted metrics, executives will receive additional PSUs, for a total of up to 200% of target. The Committee decided to introduce sales targets related to three-year growth rates to promote and reward the achievement of long term objectives and long-term strategic planning by our NEOs. The 2015 consolidated revenue and Axon segment revenue metrics have threshold, target and maximum goals, based on compound annual growth rates, with payouts for each of these goals having payouts of 50%, 100% and 200%, respectively. If the threshold levels are not achieved, no amounts will be considered earned.
2016 Structure
In 2016, each component of incentive compensation is designed to incentivize specific Company goals.
Payouts under the 2016 annual cash incentive plan will be based on the achievement of annual financial goals, including goals related to: consolidated revenue, Axon bookings (as defined in SEC filings), operating income for the TASER Weapons segment, agency adoption, active booked seats, international revenue and early release of future product offerings. The Committee believes the criteria for the annual cash incentive plan are challenging, but achievable. Sales commissions are earned based upon specific sales targets for each eligible NEO. Because sales commissions are tied to metrics such as sales growth, the Committee has not set a maximum amount that can be paid under the plans for the NEOs. In 2016, the metrics tied to the annual cash incentive plan are typically capped at a 150% payout. However, agency adoption and active booked seats are calculated on a linear payout and therefore have no maximum payout.
Terms and conditions of the Performance-based Incentive Plans for NEOs are established by the Committee early in the fiscal year. The following table sets forth the target Performance-based incentive compensation for the years ended December 31, 2015 and 2016.

	Performance-based Incentive Plans - 2015 Target
Named Executive	Annual Cash Incentive	Sales Commissions	PSUs (#) (1)	Grant Date Fair Value	Total 2015
Patrick W. Smith	$250,000	$—	16,667	$452,676	$702,676
Luke S. Larson	100,000	—	5,556	150,901	250,901
Daniel M. Behrendt	150,000	—	5,556	150,901	300,901
Douglas E. Klint	50,000	300,000	—	—	350,000
Marcus W. L. Womack	52,000	48,000	6,481	176,024	276,024
Joshua M. Isner	50,000	300,000	—	—	350,000

	Performance-based Incentive Plans - 2016 Target
Named Executive	Annual Cash Incentive	Sales Commissions	PSUs (#) (1)	Grant Date Fair Value	Total 2016
Patrick W. Smith	$—	$—	30,685	$475,000	$475,000
Luke S. Larson	100,000	—	16,150	250,000	350,000
Daniel M. Behrendt	165,000	—	17,765	275,000	440,000
Douglas E. Klint	—	300,000	—	—	300,000
Marcus W. L. Womack	115,000	—	8,075	125,000	240,000
Joshua M. Isner	—	375,000	6,460	100,000	475,000

(1)
50% of performance RSUs granted during 2015 cliff vest based on fiscal year 2017 consolidated GAAP revenues, and 50% cliff vest based on 2017 GAAP revenues related to the Axon segment. 50% of performance RSUs granted during 2016 cliff vest based on fiscal year 2018 consolidated GAAP revenues, and 50% cliff vest based on 2018 GAAP revenues related to the Axon segment. The 2016 consolidated revenue and Axon segment revenue metrics have threshold, target and maximum goals, based on compound annual growth rates, with payouts for each of these goals having payouts of 50%, 100% and 200%, respectively. If the threshold levels are not achieved, no amounts will be considered earned.

TASER International, Inc. | 2016 Proxy Statement | 24

Long-Term Service-Based Equity Compensation
The Committee believes that service-based equity compensation with multi-year vesting periods ensures that our NEOs have a continuing stake in our long-term success. As such, the Committee implemented, with Board and stockholder approval, the 2013 Stock Incentive Plan (the “2013 Plan”) that allows the Committee to grant stock-based awards to officers, and other key employees. The Committee believes the granting of such awards, which generally vest over a three-year service period, aligns those individuals’ interests with those of stockholders, motivates executives to make strategic long-term decisions, and better enables the Company to attract and retain capable directors, executives and key employees.
In determining the total number of units to award to each NEO, the Compensation Committee considers, among other things, the strategic objectives of the Company over the next three years, and the practice of comparator group companies. The following table sets forth the service-based RSU awards made to our NEOs in February 2015 and February 2016:

	2015 Awards		2016 Awards
Named Executive	Number of Service-based RSUs Awarded	Grant Date Fair Value	Number of Service-based RSUs Awarded	Grant Date Fair Value
Patrick W. Smith	11,046	$300,000	45,462	$704,000
Luke S. Larson	18,409	500,000	12,112	187,000
Daniel M. Behrendt	16,569	450,000	11,951	185,000
Douglas E. Klint	6,259	170,000	10,228	158,000
Marcus L. Womack	9,205	250,000	6,460	100,000
Joshua M. Isner	7,364	200,000	—	—
Other Long-term Performance-based Equity Compensation
In addition to the PSUs granted in conjunction with the performance-based incentive plans described above, the Committee has, from time-to-time, approved performance-based equity awards to certain of our NEOs in keeping with the Committee’s goals to align the long-term interests of management with the Company’s stockholders. Generally, these awards vest upon the achievement of performance milestones in the NEOs area of the business. The Committee’s intention in awarding these grants has been to incentivize and reward the achievement of significant long-term strategic goals.
The following table sets forth information concerning other long-term performance-based equity compensation awards which still have potential to vest. In determining the performance criteria for each NEO’s performance-based stock option award, the Committee considered, among other things, the strategic objectives of the Company and the executive’s ability to influence the performance criteria. The Committee believes that the performance targets described below are challenging, but achievable.

Name	Grant Date	Options	Performance Criteria	Vesting Provisions	Vesting Status
Douglas E. Klint	12/22/2008	25,000	Complete risk management meetings with 25 top U.S. law enforcement agencies.	Fully vested in January following the fiscal year in which criteria is achieved. The performance criteria has to be met prior to the option's expiration in December 2018.	Options did not vest in 2015. Management expects the performance criteria to be met by December 31, 2016.
Employment Agreements and Other Arrangements
In 1998, the Company entered into an employment agreement with Patrick W. Smith pursuant to which he agreed to serve as its Chief Executive Officer.
In December 2002, the Company entered into an employment agreement with Douglas E. Klint pursuant to which he agreed to serve as its General Counsel.
In May 2004, the Company entered into an employment agreement with Daniel M. Behrendt pursuant to which he agreed to serve as its Chief Financial Officer.

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The Company may terminate each of these officers with or without cause. The conditions or events triggering the payment of severance benefits include the executive’s death, disability, termination without cause, or termination due to change in control of the Company (i.e., double-trigger). Conditions to the payment of severance benefits include covenants relating to assignment of inventions, nondisclosure of Company confidential information, and non-competition with the Company for a period of 18 months after termination of employment without cause or change in control of the Company. The table below depicts the severance payable to each NEO under the conditions indicated:

	Termination	Termination	Termination due to
Name	with Cause	without Cause	Change in Control	Death or Disability
Patrick W. Smith	2 months salary	12 months salary	24 months salary	18 months salary
Daniel M. Behrendt	2 months salary	12 months salary	24 months salary	18 months salary
Douglas E. Klint	2 months salary	12 months salary	24 months salary	18 months salary
Depending upon the triggering event for termination of employment, non-vested stock options previously granted may be subject to accelerated vesting. In addition, all non-vested RSUs and PSUs may immediately vest at target levels and restrictions would lapse. Accelerated vesting conditions are as follows:

•	Termination with cause: no accelerated vesting

•	Termination without cause and Termination due to Death or Disability: acceleration of all awards that vest based on service requirements only.

•	Termination due to Change in Control: acceleration of all awards
The severance benefit amounts with respect to the above triggering events were determined based on competitive practices. The Company agreed to pay these variable amounts of compensation as severance benefits or change of control benefits in order to attract and retain NEOs.
The table below reflects the severance compensation that would be provided to each of the NEOs of the Company assuming the termination of such executive’s employment occurred on December 31, 2015.

Named Executive Officer	Voluntary Termination By Executive	Termination with Cause	Termination without Cause (1)	Change of Control (1)	Death or Disability (1)
Patrick W. Smith	$—	$58,333	$893,615	$1,962,118	$1,068,615
Daniel M. Behrendt	—	50,000	823,956	1,463,877	973,956
Douglas E. Klint	—	50,000	645,696	1,503,054	795,696

(1)
Includes the intrinsic value of non-vested stock options which would immediately vest and become exercisable as well as the value of non-vested PSUs and RSUs which would immediately vest and restrictions would lapse.

The value of option acceleration is equal to the difference between the $17.29 closing market price of shares of the Company’s common stock on December 31, 2015 (the last trading day in fiscal 2015), and the weighted average exercise price of awards with an exercise price less than the market price times the number of share subject to such options that would accelerate.
The value of restricted stock unit acceleration is equal to the $17.29 closing market price of shares of the Company’s common stock on December 31, 2015, multiplied by the number of units that would accelerate.
The following table shows the value of the accelerated vesting as described above.

Name	Total Service- based Award Acceleration	Total Performance- based Award Acceleration	Total Acceleration
Patrick W. Smith	$543,615	$718,503	$1,262,118
Daniel M. Behrendt	523,956	339,921	863,877
Douglas E. Klint	345,696	243,858	589,554

TASER International, Inc. | 2016 Proxy Statement | 26

Perquisites and Other Personal Benefits
We do not provide our NEOs with significant perquisites or other benefits, except for Company matching contributions to our defined contribution benefit plans and health care benefits that are widely available to employees. The Committee periodically reviews the levels of perquisites and other benefits that could be provided to the NEOs.
Compensation Deductibility
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) imposes a limit on tax deductions for annual compensation in excess of $1.0 million paid to the NEOs. This provision excludes certain forms of “performance-based compensation,” including options and performance-based stock-based awards, from the compensation taken into account for purposes of that limit. The Committee believes that the performance-based incentive plans are “performance-based” within the meaning of Section 162(m). The Committee believes that it is desirable for executive compensation to be fully tax deductible. However, whenever the Committee’s judgment would be consistent with the objectives for which compensation is paid, we will compensate our NEOs fairly in accordance with our compensation philosophy, regardless of the anticipated tax treatment. The Committee will from time-to-time continue to assess the impact of Section 162(m) of the Code on its compensation practices and will determine what further action, if any, may be appropriate in the future.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the this Proxy Statement.
The Compensation Committee:
Hadi Partovi, Chair
John S. Caldwell
Michael Garnreiter
Judy Martz

The foregoing Compensation Committee Report will not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
No member of the Compensation Committee is, or was during or prior to fiscal 2015, an officer or employee of the Company or any of its subsidiaries. None of the Company’s executive officers serves as a director or member of the compensation committee of another entity in a case where an executive officer of such other entity serves as a director or member of the Compensation Committee.

TASER International, Inc. | 2016 Proxy Statement | 27

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)		Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)		Total ($)
Patrick W. Smith	2015	$350,000	$—	$752,676		$263,500	$—	$17,846		$1,384,022
Chief Executive Officer	2014	344,167	—	749,994		335,338	—	15,682		1,445,181
	2013	312,488	—	700,324		51,970	—	12,138		1,076,920

Luke S. Larson	2015	244,167	—	650,901		105,400	—	20,069	(7)	1,020,537
President	2014	158,308	—	—		47,484	—	18,548		224,340

Daniel M. Behrendt	2015	300,000	—	600,901		158,100	—	26,908		1,085,909
Chief Financial Officer	2014	298,333	—	425,006		201,203	—	21,634		946,176
	2013	311,985	—	475,259		31,759	—	14,789		833,792

Douglas E. Klint	2015	300,000	—	170,000		52,700	—	14,961		537,661
General Counsel	2014	298,333	—	425,006		67,068	—	11,487		801,894
	2013	298,393	—	475,259		31,759	—	—		805,411

Marcus W. L. Womack	2015	235,000	—	426,024		136,891	—	18,117		816,032
General Manager of Axon	2014	228,729	—	250,007		212,973	—	12,607		704,316
	2013	46,923	—	1,078,606	(6)	—	—	*		1,125,529
Joshua M. Isner	2015	181,142	—	200,000		502,276	—	19,596		903,014
EVP of Global Sales
Less than $10,000 is denoted by *

(1)
In 2013, the Company discontinued its personal time off ("PTO") program for non-exempt employees, moving to an honor program and subsequently paid each employee his PTO balance in cash. This figure for each NEO is included in the Salary column.

(2)
The amounts in these columns reflect the aggregate grant date fair value for RSUs and stock options computed in accordance with stock-based accounting rules (ASC Topic 718). Pursuant to SEC regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions included in the calculation of this amount for the fiscal year ended December 31, 2015 is included in footnote 1q to our financial statements for the fiscal year ended December 31, 2015, included in our Annual Report on Form 10-K filed with the SEC. For performance share unit awards, the value included in this column represents the grant-date fair value assuming the performance measures are achieved at target level.  The grant-date fair value of the performance share awards assuming achievement of the maximum performance levels for the 2015 awards is approximately $950,000, $500,000, $550,000, $250,000 and $200,000 for Messrs. Smith, Larson, Behrendt, Womack and Isner, respectively.

(3)
In 2015, all the Company’s NEOs received non-equity incentive compensation as a result of exceeding target metrics around sales and other operating measures. Their 2015 incentive compensation was provided in the form of cash payouts, of which 15% of targeted amounts were paid in May, August and November with the remaining 55% with adjustments made for actual results, paid in February 2016. In addition, Mr. Womack and Mr. Isner earned sales-related commissions of $82,083 and $502,276, respectively. In 2014, all the Company’s NEOs received non-equity incentive compensation as a result of exceeding target metrics around sales and other operating measures. Their 2014 incentive compensation was also provided in the form of cash payouts. In addition, Mr. Womack earned sales commissions of $126,038 in 2014. In 2013, all the Company’s NEOs received non-equity incentive compensation as a result of exceeding target metrics around sales and other operating measures. Their 2013 incentive compensation was provided in PSUs up to 100% of target, with any additional amounts due in cash.

(4)
The Company maintains a non-qualified deferred compensation plan for certain executives, key employees and non-employee directors through which participants may elect to postpone the receipt and taxation of a portion of their compensation. All gains or losses are allocated fully to plan participants and the Company does not guarantee a rate of

TASER International, Inc. | 2016 Proxy Statement | 28

return on deferred balances. The Company does not make discretionary payments to the plan. There were no above-market returns for participants in the plan, as such, no amounts are reported here.

(5)	Unless otherwise noted, other compensation consists of 401(k) and Health Savings Account matching and a Company paid executive retreat.

(6)	In 2013, the Company granted long-term non-incentive equity awards to Mr. Womack in connection with the Company's acquisition of Familiar, Inc.

(7)	Other compensation for Mr. Larson includes $6,000 of education reimbursements.

2015 GRANTS OF PLAN-BASED AWARDS
The following table shows information about awards made under various compensation plans during 2015:

			Estimated future payouts under non-equity incentive plan awards				Estimated future payouts under equity incentive awards			All other stock awards: Number of shares of stock or units (#)	Grant date fair value of stock and option awards ($) (1)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
Patrick W. Smith	2/19/2015	(2)	—	—	—		—	—	—	11,046	300,000
	2/19/2015	(4)	—	—	—		8,334	16,667	33,334	—	452,676
			125,000	250,000	375,000	(5)	—	—	—	—	—
Luke S. Larson	2/19/2015	(3)	—	—	—		—	—	—	18,409	500,000
	2/19/2015	(4)	—	—	—		2,778	5,556	11,112	—	150,901
			50,000	100,000	150,000	(5)	—	—	—	—	—
Daniel M. Behrendt	2/19/2015	(2)	—	—	—		—	—	—	11,046	300,000
	2/19/2015	(3)	—	—	—		—	—	—	5,523	150,000
	2/19/2015	(4)	—	—	—		2,778	5,556	11,112	—	150,901
			75,000	150,000	225,000	(5)	—	—	—	—	—
Douglas E. Klint	2/19/2015	(2)	—	—	—		—	—	—	6,259	170,000
			25,000	350,000	675,000	(5) (7)	—	—	—	—	—
Marcus W.L. Womack	2/19/2015	(3)	—	—	—		—	—	—	9,205	250,000
	2/19/2015	(4)	—	—	—		3,241	6,481	12,962	—	176,024
			—	100,000	100,000	(6)
Josh M. Isner	2/19/2015	(3)	—	—	—		—	—	—	7,364	200,000
			—	350,000	350,000	(7)	—	—	—	—	—

(1)
Grant date fair value of RSUs, computed in accordance with stock-based compensation accounting rules (ASC 718). The fair value of each RSU is the closing price of our common stock on the date of grant.

(2)	RSUs granted vest annually over a period of three years from the grant date

(3)	RSUs granted are scheduled to vest over a five-year period in increments of 5%, 5%, 10%, 30%, and 50% for the years ended February 28, 2016, 2017, 2018, 2019, and 2020, respectively

(4)
The amount of PSUs that will ultimately vest, if any, is based upon the compounded annual revenue growth rates for the total Company and the Axon segment (excluding TASER Cam) compared to target for the three-year period ending December 31, 2017. Earned PSUs cliff vest at the end of that period. Should actual performance metrics exceed targeted metrics, executives will receive additional PSUs, up to a maximum of 200% of target.

(5)
Payouts under the 2015 annual cash incentive plan was based on the achievement of annual financial goals, including goals related to: consolidated revenue, Axon bookings (as defined in SEC filings), operating income for the TASER Weapons segment, consumer sales, active users on Evidence.com and international revenue. However, consumer sales and active users are calculated on a linear payout and therefore have no maximum payout. Actual awards earned in 2015 are included in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

(6)
Messrs. Womack and Isner were eligible for commissions based on sales growth for the Company. There was no maximum amount related to these commissions, therefore the maximum is reported as the same amount as the target.

TASER International, Inc. | 2016 Proxy Statement | 29

(7)
In addition to the 2015 annual incentive cash payouts discussed above, Mr. Klint was eligible for commissions based on targeted sales to specific international customers. There was no threshold amount for this commission plan, with a maximum amount of potential commissions of $600,000.

OUTSTANDING EQUITY AWARDS AT FISCAL 2015 YEAR-END
The following table includes certain information with respect to outstanding options previously awarded to the NEOs as of December 31, 2015.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Patrick W. Smith	58,962	—	—		10.29	5/25/2017
	68,828	—	—		7.13	5/28/2018
	88,104	—	—		5.57	8/11/2018
	400,000	—	—		4.75	12/22/2018
							9,333	(3)	161,368	24,889	(2)	430,331
							11,062	(6)	191,262	16,667	(10)	288,172
							11,046	(8)	190,985
Luke S. Larson	—	—	—		—	—
							1,667	(3)	28,822	5,556	(10)	96,063
							24,000	(9)	414,960
							18,409	(11)	318,292
Daniel M. Behrendt	—	—	—		—	—
							7,466	(3)	129,087	14,104	(2)	243,858
							6,269	(6)	108,391	5,556	(10)	96,063
							5,523	(8)	95,493
							11,046	(11)	190,985
Douglas E. Klint	—	—	25,000	(1)	4.75	12/22/2018
							7,466	(3)	129,087	14,104	(2)	243,858
							6,269	(6)	108,391
							6,259	(8)	108,218
Marcus W.L. Womack	—	—	—		—	—
							49,083	(7)	848,645	12,723	(2)	219,981
							9,205	(11)	159,154	6,481	(10)	112,056
Joshua M. Isner	—	—	—		—	—
							3,500	(4)	60,515
							500	(3)	8,645
							667	(5)	11,532
							3,334	(6)	57,645
							7,364	(11)	127,324

(1)
These options vest upon successful completion of certain performance based measures. Reference is made to the “Compensation Discussion and Analysis – Other Long-Term Performance-based Equity Compensation” section above for further information about these options.

(2)
These stock awards are performance based. The number of shares that ultimately vest is based upon the compounded annual revenue growth rates for the total Company and the Axon segment compared to target for the three-year period ending December 31, 2016. The number of unvested shares presented equals the target shares. Reference is made to the “Compensation Discussion and Analysis--Performance-based Incentive Plans” section above for further information about these awards.

(3)	These stock awards became fully vested in February 2016.

(4)	These stock awards cliff vest at the end of a three year period and became fully vested in February 2016.

TASER International, Inc. | 2016 Proxy Statement | 30

(5)	These stock awards vest at annual intervals over a three year period and become fully vested in July 2016.

(6)	These stock awards vest at annual intervals over a three year period and become fully vested in February 2017.

(7)	These stock awards vest at annual intervals over a four year period and become fully vested in October 2017.

(8)	These stock awards vest at annual intervals over a three year period and become fully vested in February 2018.

(9)	These stock awards vest at annual intervals over a three year period and become fully vested in July 2018.

(10)
These stock awards are performance based. The number of shares that ultimately vest is based on the compounded annual revenue growth rates for the total Company and Axon segment compared to target for the three-year period ending December 31, 2017. The number of unvested shares presented equals the target shares. Reference is made to the “Compensation Discussion and Analysis--Performance-based Incentive Plans” section above for further information about these awards.

(11)	These stock awards vest at annual intervals over a five year period and become fully vested in February 2020.

2015 OPTION EXERCISES AND STOCK VESTED
The following table provides information related to option exercises and vested stock awards for each NEO during the year ended December 31, 2015:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired upon Vesting (#)	Value Realized on Vesting ($)
Patrick W. Smith	100,000	$2,863,730	46,541	$1,107,170
Luke S. Larson	—	—	19,666	458,478
Daniel M. Behrendt	69,700	1,873,207	32,491	777,276
Douglas E. Klint	—	—	32,491	777,276
Marcus W.L. Womack	—	—	24,542	615,881
Joshua M. Isner	—	—	9,017	214,210

2015 NON-QUALIFIED DEFERRED COMPENSATION
The Company has a non-qualified deferred compensation plan for certain executives, key employees and non-employee directors through which participants may elect to postpone the receipt and taxation of a portion of their compensation. Compensation, as defined, is comprised of base salary, bonus, commission, Director fees, and such other cash or equity-based compensation approved by the Compensation Committee. Participant may elect to defer up to 80% of their base salary and up to 100% of other types of compensation. Participants are 100% vested at all times. All gains or losses are allocated fully to plan participants, and the Company does not guarantee a rate of return on deferred balances. There were no above-market returns for participants in the plan.
The following table provides information on NEO and Director participation in the plan:

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($) (1)	Aggregate Earnings in Last FY ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2015 ($)
Patrick W. Smith (3)	602,270	—	(398,409)	—	870,309
Daniel M. Behrendt (4)	813,880	3,960	(245,252)	—	1,488,187
Joshua M. Isner	44,839	1,794	(802)	—	45,831

(1)
The Company does not make discretionary payments to the plan, but does make a restorative 401(k) match contribution to participants as their eligible wages for 401(k) purposes is net of contributions made to the deferred compensation plan.

(2)
Aggregate earnings reflected represent deemed investment earnings from voluntary deferrals and Company contributions, as applicable. No amounts included in aggregate earnings are reported in the 2015 Summary Compensation Table because the plan does not provide for above-market or preferential earnings.

(3)	Mr. Smith's contribution in 2015 relates to a PSU award that vested in 2015 and was deferred into the plan.

(4)	Mr. Behrendt's contributions in 2015 relate to a PSU award that vested in 2015 and was deferred into the plan in the amount of $368,067, and salary deferrals of $445,813.

TASER International, Inc. | 2016 Proxy Statement | 31

AUDIT MATTERS
REPORT OF THE AUDIT COMMITTEE
The Audit Committee of the Board of Directors reviews the Company’s financial reporting process on behalf of the Board. The Audit Committee has sole authority to retain, set compensation and retention terms for, terminate, oversee and evaluate the work of the Company’s independent auditor. The independent auditor reports directly to the Audit Committee.
The Company’s management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. Grant Thornton LLP, the Company’s independent registered public accounting firm, is responsible for expressing an opinion based on their audits of the consolidated financial statements. In accordance with its written charter, the Audit Committee assists the Board of Directors in its oversight of (i) the integrity of the Company’s financial statements and the Company’s financial reporting processes and systems of internal control, (ii) the qualifications, independence and performance of the Company’s independent public accounting firm and the performance of the Company’s internal audit function, (iii) the Company’s compliance with legal and regulatory requirements involving financial, accounting and internal control matters, (iv) investigations into complaints concerning financial matters and (v) risks that may have a significant impact on the Company’s financial statements.
Further, the Audit Committee reviews reports prepared by management on various matters including critical accounting policies and issues, material written communications between the independent auditor and management, significant changes in the Company’s selection or application of accounting principles and significant changes to internal control procedures. It is not the duty or responsibility of the Audit Committee to conduct auditing and accounting reviews or procedures.
In discharging its oversight responsibilities with respect to the audit process, the Audit Committee (i) obtained from the independent public accounting firm a formal written statement describing all relationships between the independent public accounting firm and the Company that might bear on the independent public accounting firm’s independence consistent with the applicable requirements of the Public Company Accounting Oversight Board, (ii) discussed with the independent auditing firm any relationships that may impact its objectivity and independence, and (iii) considered whether the non-audit services provided to the Company by Grant Thornton LLP are compatible with maintaining their independence. The Audit Committee also discussed with the independent auditing firm their identification of audit risk, audit plans and audit scope, as well as all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 114, as amended, “The Auditor’s Communication with Those Charged with Governance” and Rule 2-07 of Regulation S-X “Communications with Audit Committees.”
The Audit Committee reviewed and discussed with management and its independent public auditors our annual audited financial statements and quarterly financial statements, including a review of the “Managements’ Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Form 10-K and 10-Q filings, as well as the Company’s earnings press releases and information related thereto.
During fiscal year 2015, the Audit Committee met with representatives of the independent public accounting firm, both with management present and in private sessions without management present, to discuss the results of the financial statement audit and quarterly reviews and to solicit their evaluation of the Company’s accounting principles, practices and judgments applied by management and the quality and adequacy of the Company’s internal controls.
In performing the above described functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management and independent public accounting firm, which, in the independent public accounting firm’s report, expresses an opinion on the conformity of the Company’s annual financial statements to accounting principles generally accepted in the United States.

Based upon the Audit Committee’s discussion with the Company’s management and Grant Thornton LLP, and the Audit Committee’s review of the representations of the Company’s management and the report of the independent public accountants to the Audit Committee, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015. The Audit Committee also approved the selection of Grant Thornton LLP as the Company’s independent auditor for the fiscal year 2016.

TASER International, Inc. | 2016 Proxy Statement | 32

March 3, 2016
The Audit Committee:
Michael Garnreiter, Chair
John S. Caldwell
Judy Martz
Richard Carmona
The foregoing Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by express reference therein.

TASER International, Inc. | 2016 Proxy Statement | 33

PROPOSALS
Overview of Proposals

This Proxy Statement contains six proposals requiring shareholder action.

•	Proposal No. 1 requests the election the two Class A directors of the Company named in this proxy statement for a term of three years, and until their successors are elected and qualified.

•
Proposal No. 2 requests to amend the Company's Certificate of Incorporation to remove the super-majority vote requirement to approve amendments to the Company's Charter and Bylaws, and to replace with a simple majority vote requirement.

•	Proposal No. 3 requests that shareholders vote on an advisory resolution approving Company’s executive compensation.

•	Proposal No. 4 requests the ratification on the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2016.

•	Proposal No. 5 requests that shareholders approve the TASER International, Inc. 2016 Stock Incentive Plan.
Each proposal is discussed in more detail in the pages that follow.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS
The Board is elected by and accountable to the stockholders to oversee their interest in the long-term health and the overall success of the Company’s business and its financial strength. The Board serves as the ultimate decision-making body of the Company except for those matters reserved to, or shared with, the stockholders. The Board selects and oversees the members of senior management, who are charged by the Board with conducting the business of the Company.
Election Process
The Board is currently comprised of eight directors. Mr. Caldwell is not standing for re-election and will leave the Board effective as of the Annual Meeting. As a result, the Board has reduced its size from eight to seven members effective as of the 2016 Annual Meeting. The directors are divided into three classes comprised, following the retirement of Mr. Caldwell, as follows: two directors in Class A, three directors in Class B, and two directors in Class C. One class is elected each year for a three-year term and until their successors are elected and qualified.
The two director nominees in Class A are up for nomination at the 2016 annual shareholder meeting. These directors would serve regular three-year terms until the annual meeting of stockholders in 2019, or until their respective successors are elected and qualified. These directors are: Michael Garnreiter and Hadi Partovi.
The Board has no reason to believe that either of the nominees will be unwilling or unable to serve if elected a director. If either nominee is unable or unwilling to serve as a director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the Board to fill such vacancy.
Unless marked otherwise, signed proxies received will be voted FOR the election of each of the nominees.
The Board of Directors recommends a vote FOR the election of Michael Garnreiter and Hadi Partovi.

TASER International, Inc. | 2016 Proxy Statement | 34

PROPOSAL NO. 2 - AMENDMENT OF COMPANY'S CERTIFICATE OF INCORPORATION

Proposal No. 2 requests amendment of the Company's Certificate of Incorporation to remove the requirement of a super-majority vote to approve amendments to the Charter and Bylaws of the Company. This vote requirement would be replaced by a simple majority vote requirement. The super majority provision was determined to restrict the ability of the Company's stockholders to effect change through amendments to the bylaws.

The description in this Proxy Statement of the proposed amendment of the Certificate of Incorporation by Proposal Two is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Certificates, as amended and restated by the proposed amendment, assuming Proposal Two is approved. For convenience of reference, a copy of the Company’s Certificate showing the proposed amendment, with deleted text shown in strikethrough and added text shown as underlined, is attached to this Proxy Statement as Annex A.

The amendment to Section 6(a) of the Company's Certificate of Incorporation is amended to read as follows:

6. (a) All of the power of the Corporation, insofar as it may be lawfully vested by this Certificate of Incorporation in the Board of Directors, is hereby conferred upon the Board of Directors. In furtherance of and not in limitation of that power or the powers conferred by the Law, a majority of directors then in office (or such higher percentage as may be specified in the Bylaws with respect to any provision thereof) shall have the power to adopt, alter, amend and repeal the Bylaws of the Corporation, and notwithstanding any other provision of this Certificate of Incorporation or any provision of the Law that might otherwise permit a lesser or no vote, and in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by the Law or by this Certificate of Incorporation, the Bylaws of the Corporation shall not be adopted, altered, amended or repealed by the stockholders of the Corporation except in accordance with the provisions of the Bylaws and by the vote of the holders of not less than a majority of the Voting Stock, voting together as a single class, or such higher vote as is set forth in the Bylaws. Notwithstanding any other provision of this Certificate of Incorporation or any provision of the Law that might otherwise permit a lesser or no vote, and in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by the Law or by this Certificate of Incorporation, the affirmative vote of the holders of not less than a majority of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article 6.

Unless marked to the contrary, proxies received will be voted FOR the amendment of the Company's Certificate of Incorporation.
The Board of Directors recommends a vote FOR the amendment of the Company's Certificate of Incorporation.

TASER International, Inc. | 2016 Proxy Statement | 35

PROPOSAL NO. 3 - ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION
Stockholders will be given the opportunity to vote on the following advisory resolution (commonly referred to as “Say on Pay”):
RESOLVED, that the stockholders of TASER International, Inc. hereby approve the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in this proxy statement.
Background on Proposal
In accordance with the Dodd-Frank Act and related SEC rules, stockholders are being given the opportunity to vote at the annual meeting on this advisory resolution regarding the compensation of our NEOs.
As described in the Compensation Discussion and Analysis, our executive compensation program is designed to allow us to: attract and retain talent, link annual incentive compensation to our financial results produced during year, and link long term compensation in the form of stock awards to Company performance and enhancement of stockholder value. For a comprehensive description of our executive compensation program, philosophy and objectives, including the specific elements of executive compensation that comprised the program in 2015, please refer to the Compensation Discussion and Analysis. The Summary Compensation Table and other executive compensation tables (and accompanying narrative disclosures), provide additional information about the compensation that we paid to our NEOs in 2015.
Effects of Advisory Vote
Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to our NEOs and will not be binding on the Board or the Compensation Committee. However, the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions.
Overview and Summary; Consideration of Prior Year Say on Pay Vote
TASER International, Inc. believes in competitive compensation aligned with the values, objectives and financial performance of the Company. In 2015, 2014 and 2013, a significant amount of our executives’ potential total compensation was tied to performance. The Compensation Committee considers the performance criteria for the Company’s performance-based compensation challenging, but achievable. For the years 2015, 2014, and 2013 performance-based targets were achieved.
At the 2015 Annual Meeting of Stockholders (“2015" Annual Meeting”), we presented to stockholders, for advisory approval, the Company’s executive compensation (“Say on Pay”). Of the 26.5 million votes cast on the Say on Pay vote (including abstentions), 95% were favorable for our Say on Pay resolution. The Compensation Committee considered this a favorable outcome and believed it conveyed our shareholders' support of the Compensation Committee’s decisions and existing executive compensation programs. Consistent with this support, the Compensation Committee decided to retain the core design of our executive compensation programs going into the 2016 compensation year and retained the core design and continued to award the long-term incentives to further align with shareholder interests as well as to continue to attract, retain and appropriately incent senior management. At the 2017 Annual Meeting of Stockholders, the Company will again hold the annual advisory vote to approve executive compensation. The Compensation Committee will continue to consider the results from this year’s and future advisory votes on executive compensation.
Unless marked to the contrary, proxies received will be voted FOR approval of the advisory vote on executive compensation.
The Board of Directors unanimously recommends a vote FOR approval of the resolution set forth above regarding the compensation of our named executive officers.

TASER International, Inc. | 2016 Proxy Statement | 36

PROPOSAL NO. 4 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Grant Thornton LLP, independent registered public accounting firm, to audit the consolidated financial statements of the Company for the year ending December 31, 2016. Grant Thornton LLP has acted as the independent registered public accounting firm for the Company since 2005. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement and is expected to be available to respond to appropriate questions.
Stockholder ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. Nonetheless, the Audit Committee is submitting the selection of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate practice and because the Audit Committee values the views of our stockholders on our independent auditors.
If the stockholders fail to ratify the election, the Audit Committee will reconsider the appointment of Grant Thornton LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it determines that such an appointment would be in the Company’s best interest.
If the appointment is not approved by the stockholders, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the appointment in 2016 will stand, unless the Audit Committee finds other good reason for making a change.
Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.
The Board of Directors unanimously recommends a vote FOR ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal 2016.
Audit and Non-Audit Fees
The following table presents fees for audit, tax and other professional services rendered by Grant Thornton LLP for the years ended December 31, 2015 and 2014.

	2015	2014
Audit fees	$885,757	$747,896
Audit-Related Fees	—	—
Tax Fees	32,730	146,927
All Other Fees	465,301	256,815
	$1,383,788	$1,151,638
Audit Fees: Consists of fees billed for professional services rendered for the audit of TASER International Inc.’s financial statements, fees billed related to Sarbanes-Oxley 404 review and services that are normally provided by Grant Thornton LLP in connection with statutory and regulatory filings or engagements and fees.
Audit-Related Fees: Audit-related fees relate to professional services that are reasonably related to the performance of the audit or review of TASER's consolidated financial statements. No such services were rendered during the years ended December 31, 2015 or 2014.

Tax Fees: Consists of fees billed principally for services provided in connection with worldwide tax planning and compliance services, research and development tax credit studies, expatriate tax services, and assistance with tax audits and appeals.

All Other Fees: Consists almost entirely of consulting fees paid in connection with the establishment of our international headquarters in Amsterdam, The Netherlands.

TASER International, Inc. | 2016 Proxy Statement | 37

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor
Consistent with SEC policies regarding auditor independence, the Audit Committee must pre-approve all audit and permissible non-audit services provided by our independent auditors. Our Non-Audit Services Pre-Approval Policy covers all services to be performed by our independent auditors. The policy contemplates a general pre-approval for all audit, audit-related, tax and all other services that are permissible, with a general pre-approval period of twelve months from the date of each pre-approval. Any other proposed services that are to be performed by our independent auditors, not covered by or exceeding the pre-approved levels or amounts, must be specifically approved in advance.
Prior to engagement, the Audit Committee pre-approves the following categories of services. These fees are budgeted, and the Audit Committee requires the independent auditors and management to report actual fees versus the budget periodically throughout the year, by category of service.

•
Audit services include the annual financial statement audit (including required quarterly reviews) and other work required to be performed by the independent auditors to be able to form an opinion on our consolidated financial statements. Such work includes, but is not limited to, services associated with SEC registration statements, periodic reports, SEC reviews and other documents filed with the SEC or other documents issued in connection with securities offerings.

•
Audit-related services are for services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent auditor. Such services typically include but are not limited to, due diligence services pertaining to potential business acquisitions or dispositions, accounting consultations related to accounting, financial reporting or disclosure matters not classified as “audit services,” statutory audits or financial audits for subsidiaries or affiliates, and assistance with understanding and implementing new accounting and financial reporting guidance.

•
Tax services include all services performed by the independent auditors’ tax personnel, except those services specifically related to the financial statements, and includes fees in the area of tax compliance, tax planning and tax advice.

The Audit Committee has considered and concluded that the provision by Grant Thornton LLP of non-audit services is compatible with Grant Thornton maintaining its independence.
Audit Committee Pre-Approval Procedures for Independent Auditor-Provided Services
Except for the limited circumstances set forth below, the Audit Committee has the sole authority to engage the Company’s outside auditing and tax preparation firms and must pre-approve all tax consulting and auditing arrangements and all non-audit services prior to the performance of any such service. In addition, any proposed engagement of the independent registered public accounting firm for services that are not pre-approved audit-related and tax consulting services as described above must also be pre-approved on a case-by-case basis by the Audit Committee or the Chair of the Audit Committee, or, if the Chair is unavailable, another member of the Audit Committee. The Company’s CFO has the authority to engage the Company’s outside auditing and tax preparation firms for amounts less than $5,000. All of the audit–related fees, tax fees and all other fees in 2015 were approved by the Audit Committee.

TASER International, Inc. | 2016 Proxy Statement | 38

PROPOSAL NO. 5 - APPROVAL OF THE TASER INTERNATIONAL, INC. 2016 STOCK INCENTIVE PLAN

At the Annual Meeting, stockholders will be asked to approve the TASER International, Inc. 2016 Stock Incentive Plan, which was approved by the Board on February 26, 2016, subject to stockholder approval at this Annual Meeting.

General Information
On February 25, 2013, the Board adopted, subject to stockholder approval, the TASER International, Inc. 2013 Stock Incentive Plan (the “2013 Plan”). The 2013 Plan was approved by the Company’s stockholders at the Company’s 2013 Annual Meeting. Since the 2013 Annual Meeting, the Company has been granting equity awards pursuant to the 2013 Plan.
On February 26, 2016, the Board adopted, subject to stockholder approval, the TASER International, Inc. 2016 Stock Incentive Plan (the “2016 Plan”). Like the 2009 Plan, the 2016 Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, stock grants, stock units, performance shares, performance share units and performance cash. The 2016 Plan also permits the grant of awards that are intended to qualify for the “performance-based compensation” exception to the $1.0 million limitation on the deduction of compensation imposed by Section 162(m) of the Internal Revenue Code (the “Tax Code”). If it is approved by stockholders, the 2016 Plan will supersede and replace the 2013 Plan and all other similar plans adopted by the Company at any time in the past, which have not yet lapsed or expired (collectively, the “Prior Plans”), provided that all Prior Plans shall remain in effect until all awards granted under the Prior Plans have been exercised, forfeited, canceled, expired or otherwise terminated.
As of March 28, 2016, a total of 963,640 shares remained available for grant under the 2013 Plan. In order to continue to have an appropriate supply of shares for equity incentives to recruit, hire and retain the talent required to successfully execute our business plans, the Company is asking the stockholders to increase the total number of shares available for grant under the 2016 Plan to 2,963,640. Based on estimated usage, the Company believes the additional 2,000,000 shares requested will provide the Compensation Committee with sufficient shares for our equity compensation program until our 2020 Annual Meeting.
While adding the additional 2,000,000 shares to the 2016 Plan will increase the potential dilution to our current stockholders, we believe that our equity compensation plan is well-managed. Since the 2013 Plan was approved by stockholders, annual sales have grown from $114.8 million in 2012 to $197.9 million in 2015. From a dilution perspective, we ask the shareholders to consider that the number of shares that would be authorized under the 2016 Plan represents approximately 40% of the aggregate shares repurchased by the Company and returned to treasury during the years ended December 31, 2015, 2014 and 2013. Investing in our people has been critical to our historic success, and will be key as we continue to build a world-class team. The Company estimates that the incremental shares requested in connection with the 2016 Plan would be used over a term of approximately four years based on historical and projected burn rates. The Board's share request of 2.0 million shares was intended to provide the Company with adequate share reserves to invest in current and prospective employees over the next several years, and to prevent the need to present a new stock incentive plan to stockholders prior to the 2019 Annual Meeting.
Historical Equity Award Data
The following table illustrates the Company's historical burn rate. Burn rate is calculated as (i) the number of stock options and time-based restricted stock units ("TBRSUs") granted, plus (ii) the number of performance-based restricted stock units ("PBRSUs") earned, divided by (iii) the weighted average basic common shares outstanding in the year indicated. The Company's burn rate was as follows:

Fiscal Year	(a) Options Granted	(b) TBRSUs Granted	(c) PBRSUs Earned	(d) = (a) + (b) + (c) Total Granted/Earned	(e) Weighted Average Basic Common Shares Outstanding Granted/Earned	(d) ÷ (e) Burn Rate
2015	—	466,532	77,949	544,481	53,548,160	1.02%
2014	—	414,317	155,258	569,575	52,947,891	1.08%
2013	—	784,175	89,718	873,893	51,880,108	1.68%
					3-Year Average	1.26%
In preparing the 2016 Plan, the Company has taken into consideration current best practices with respect to equity-based compensation plans. In this regard, the 2016 Plan contains the following provisions, which we believe reflect best practices for equity-compensation plans: (i) prohibits the repricing of stock options and SARs without stockholder approval, (ii) prohibits the grant of stock options and SARs with discounted exercise prices, (iii) prohibits the recycling of awards tendered in payment of an option or withheld to satisfy tax obligations; (iv) contains a definition of change in control whereby potential acceleration of

TASER International, Inc. | 2016 Proxy Statement | 39

awards will only occur in the event of an actual change in control transaction; (v) includes, as a general rule, double-trigger vesting following a change in control; (vi) provides, as a general rule, that no portion of any award will vest prior to the 12-month anniversary of the grant date; (vii) impose a $200,000 limit on the value of awards that may be granted to any one participant who is a non-employee director during any 12-month period; and (viii) provides that no dividend equivalent may be awarded in connection with any option or SAR granted under the Plan.

The following is a summary of the material terms of the 2016 Plan that may be of importance to you. The summary is qualified by reference to the full text of the 2016 Plan, which is attached to this proxy statement as Annex B.

Summary of Plan Features
Purpose
The Board believes that the 2016 Plan will promote the success and enhance the value of the Company by linking the personal interests of participants to those of Company stockholders. The Board also believes that the 2016 Plan will enhance the Company’s ability to attract and retain qualified persons to perform services for the Company, by providing incentives to such persons to put forth maximum efforts for the Company and by rewarding persons who contribute to the achievement of the Company’s economic objectives.
Administration
The 2016 Plan will be administered by the Compensation Committee. The Compensation Committee must be comprised of at least two (2) independent members of the Board. Each Compensation Committee member must be a “non-employee director” as defined in Rule 16b-3 of the Securities Exchange Act, an “outside director” as defined in Section 162(m) of the Tax Code, and an “independent” director for purposes of the applicable NASDAQ Listing Rules. The Compensation Committee, by majority action, is authorized to interpret the 2016 Plan, to prescribe, amend, and rescind rules and regulations relating to the 2016 Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the 2016 Plan, to the extent they are not inconsistent with the 2016 Plan.
Subject to the express provisions of the 2016 Plan, the Compensation Committee will have the authority, to determine the participants who are entitled to receive awards under the 2016 Plan, the types of awards, the times when awards shall be granted, the number of awards, the purchase price, exercise price, or base value, if any, the period(s) during which such awards shall be exercisable (whether in whole or in part), the restrictions applicable to awards, and the form of each award agreement. Neither the award agreement nor the other terms and provisions of any award must be identical for each participant. The Compensation Committee may, in its discretion, make a limited delegation of its authority to the Company’s Chief Executive Officer to grant awards under the 2016 Plan to individuals who are not subject to Section 16 of the Exchange Act or who are or may become “covered employees” under Section 162(m) of the Tax Code. The Compensation Committee also will have the authority to modify existing awards, subject to specified provisions of the 2016 Plan and the listing requirements of the NASDAQ. The 2016 Plan prohibits the Compensation Committee from repricing any previously granted option or SAR without first obtaining stockholder approval.
In the case of awards made to non-employee directors, the Board, and not the Compensation Committee, shall administer the 2016 Plan.
Stock Subject to 2016 Plan
The total number of shares of common stock reserved under the 2016 Plan is 2,000,000, plus the number of shares of Stock that were authorized but unissued under the 2013 Plan and all Prior Plans (1,008,359) as of December 31, 2015. Subject to the express provisions of the 2016 Plan, if any award granted under the 2016 Plan or any award outstanding under any Prior Plan after December 31, 2015, terminates, expires, or lapses for any reason, or is paid in cash, any stock subject to or surrendered for such award will again be stock available for the grant of an award under the 2016 Plan. The exercise of a stock-settled SAR, or broker-assisted “cashless” exercise of an option (or a portion thereof) will reduce the number of shares of stock available for issuance pursuant to the 2016 Plan by the entire number of shares of stock subject to that SAR or option (or applicable portion thereof), even though a smaller number of shares of stock will be issued upon such an exercise. Also, shares of stock tendered to pay the exercise price of an option or tendered or withheld to satisfy a tax withholding obligation arising in connection with an award will not become available for use under the 2016 Plan.
Individual Limitations on Awards
The maximum number of shares of common stock that may be granted to any one participant during any 12-month period with respect to one or more awards is 500,000. The maximum performance cash award payable during any 12-month performance

TASER International, Inc. | 2016 Proxy Statement | 40

period to any one participant is $1,500,000. The aggregate grant date fair market value of awards granted to any one participant who is a non-employee director during any 12-month period with respect to one or more awards is $200,000. The maximum number of shares of common stock subject to incentive stock options under the 2016 Plan is the limit set forth in Section 5.1 of the 2016 Plan.
As of March 28, 2016, the closing price of the Company’s stock on the NASDAQ was $18.31 per share.
Eligibility
All employees, officers, non-employee directors of, and consultants to, the Company or an affiliate, as determined by the Compensation Committee, are eligible to participate in the 2016 Plan.
Awards Available Under the 2016 Plan
The following types of awards may be granted pursuant to the 2016 Plan: incentive stock options, nonqualified stock options, SARs, restricted stock, restricted stock units, performance shares, performance share units, performance cash, stock grants and stock units.
Stock Options. The Compensation Committee may grant incentive stock options and nonqualified stock options under the 2016 Plan. Incentive stock options will be granted only to participants who are employees. The exercise price of all options granted under the 2016 Plan will be at least 100% of the fair market value of Company stock on the date granted and no option may be exercised more than ten (10) years from the date of grant. The Compensation Committee will determine how the exercise price of an option may be paid and the form of payment, including, without limitation, cash, shares of stock held for longer than six months (through actual tender or by attestation), any net-issuance arrangement or other property acceptable to the Compensation Committee (including broker-assisted “cashless exercise” arrangements), and how shares of stock will be delivered or deemed delivered to participants. A participant will have no rights as a stockholder with respect to options until the record date of the stock purchase. No dividend equivalents may be awarded in connection with any option granted under the Plan.
Stock Appreciation Rights. The Compensation Committee also may grant SARs under the 2016 Plan. SARs give the participant the right to receive the appreciation in value of one share of common stock of the Company. Appreciation is calculated as the excess of (i) the fair market value of a share of common stock on the date of exercise over (ii) the base value fixed by the Compensation Committee on the grant date, which may not be less than the fair market value of a share of common stock on the grant date. Payment for SARs shall be made in cash, stock, or a combination thereof. SARs are exercisable at the time and subject to the restrictions and conditions as the Compensation Committee approves, provided that no SAR may be exercised more than ten (10) years following the grant date. No dividend equivalents may be awarded in connection with any SAR granted under the Plan.
Restricted Stock. The Compensation Committee may grant restricted stock under the 2016 Plan. A restricted stock award gives the participant the right to receive a specified number of shares of common stock at a purchase price determined by the Compensation Committee (including and typically zero). Restrictions limit the participant’s ability to transfer the stock and subject the stock to a substantial risk of forfeiture until specific conditions or goals are met. The restrictions will lapse in accordance with a schedule or other conditions as determined by the Compensation Committee, which typically involve the achievement of specified performance targets and/or continued employment of the participant until a specified date. As a general rule, if a participant terminates employment when the restricted stock is subject to restrictions, the participant forfeits the unvested restricted stock.
Restricted Stock Units. The Compensation Committee also may grant restricted stock unit awards under the 2016 Plan. A restricted stock unit award gives the participant the right to receive common stock, or a cash payment equal to the fair market value of common stock (determined as of a specified date), in the future, subject to restrictions and a risk of forfeiture. The restrictions typically involve the achievement of specified performance targets and/or the continued employment of the participant until a specified date. Participants holding restricted stock units have no rights as a stockholder with respect to the shares of stock subject to their restricted stock unit award prior to the issuance of such shares pursuant to the award.
Stock Grant Awards. The Compensation Committee may grant stock grant awards upon such terms and conditions, and at any time, and from time to time, as the Committee shall determine. A stock grant award gives the participant the right to receive (or purchase at such price as determined by the Committee) shares of stock, free of any vesting restrictions. The purchase price, if any, for a stock grant award shall be payable in cash or in any other form of consideration acceptable to the Committee. A stock grant award may be granted or sold in respect of past services or other valid consideration, or in lieu of any cash compensation owed to a participant.
Stock Unit Awards. The Committee may grant stock unit awards upon such terms and conditions, and at any time, and from time to time, as the Committee shall determine. A stock unit award gives the participant the right to receive shares of stock, or a cash

TASER International, Inc. | 2016 Proxy Statement | 41

payment equal to the fair market value of a designated number of shares, in the future, free of any vesting restrictions. A stock unit award may be granted or sold in respect of past services or other valid consideration, or in lieu of any cash compensation owed to a participant.
Performance Shares. The Compensation Committee also may grant performance share awards under the 2016 Plan. A performance share award gives the participant the right to receive common stock of the Company if the participant achieves the performance goals specified by the Compensation Committee during a performance period specified by the Compensation Committee. Each performance share will have a value determined by the Compensation Committee at the time of grant.
Performance Share Units. The Compensation Committee also may grant performance share unit awards under the 2016 Plan. A performance share unit award gives the participant the right to receive common stock of the Company, a cash payment or a combination of stock and cash, if the participant achieves the performance goals specified by the Compensation Committee during a performance period specified by the Compensation Committee. Each performance share unit will have a value determined by the Compensation Committee at the time of grant.
Performance Cash. The Compensation Committee may grant performance cash awards upon such terms and conditions, and at any time, and from time to time, as the Committee shall determine. A performance cash award gives the participant the right to receive an amount of cash depending on the satisfaction of one or more performance goals for a particular performance period. The achievement of the performance goals for a particular performance period will determine the ultimate value of the performance cash award.
Performance-Based Awards. When the Compensation Committee grants options, restricted stock, restricted stock units, stock grants, stock units, performance shares, performance share units or performance cash, it may designate the award as a performance-based award. Options and SARs granted pursuant to the 2016 Plan should, by their terms, qualify as performance-based awards. Performance-based awards are intended to qualify for the “performance-based compensation” exception to the limitations on the deduction of compensation imposed by Section 162(m) of the Tax Code. Section 162(m) of the Tax Code only applies to “covered employees” as that term is defined in Section 162(m) of the Tax Code. Therefore, only covered employees are eligible to receive awards that are designated as performance-based awards. The Compensation Committee has complete discretion regarding whether to grant awards to covered employees that qualify for the “performance-based compensation” exception. If the Committee designates a particular award as a performance-based award, the Compensation Committee will attempt to design and administer the award in a manner that will allow the award to qualify for the “performance-based compensation” exception under Section 162(m) of the Tax Code. Nevertheless, the requirements of this exception are complex and in some respects vague and difficult to apply. Consequently, we cannot guarantee that compensation that is intended to qualify for the “performance-based compensation” exception under Section 162(m) will in fact so qualify. The Compensation Committee may, in its discretion, grant awards under the 2016 Plan to covered employees that do not qualify for the exception.
The payment of options, restricted stock, restricted stock units, stock grants, stock units, performance shares, performance share units or performance cash that are designated as performance-based awards is contingent upon a covered employee’s achievement of pre-established performance goals during a specified performance period. Performance goals are based on any one or more pre-established performance criteria. The pre-established performance criteria are limited to the following: net operating income before taxes and extraordinary charges against income; earnings before interest, and taxes; earnings before interest, taxes, depreciation, and amortization; pre- or after-tax net earnings; sales growth; operating earnings; operating cash flow; return on net assets; return on stockholders’ equity; return on assets; return on capital; Stock price growth; stockholder returns; gross or net profit margin; earnings per share; price per share of Stock; sales and bookings growth; upgrade statistics; international sales; market share; revenue; income; operating income; product innovation and development; and completion of major projects. Any of the performance criteria may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group, indices, or any other basket of companies. Performance goals may be expressed in terms of overall Company performance, the performance of a division, affiliate, or the performance of an individual. Financial performance criteria may, but need not, be calculated in accordance with generally accepted accounting principles (“GAAP”) or any successor method to GAAP, including International Financial Reporting Standards. The Compensation Committee shall, within the time prescribed by Section 162(m) of the Tax Code, define in an objective fashion the manner of calculating the performance criteria it selects to use for a particular performance period for a particular participant.
With respect to any performance-based award granted to a covered employee that qualifies for the “performance-based compensation” exception to the Section 162(m) limitation, the Compensation Committee has the discretion to: select the length of the performance period, the type of performance-based awards to be issued, the kind and/or level of performance goal or goals and whether the performance goal or goals apply to the Company, an affiliate or any division or business unit of any of them, or to the individual participant or any group of participants. The Compensation Committee has the discretion to decrease, but not increase, the amount of compensation payable pursuant to any performance-based award. The Compensation Committee must

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certify in writing prior to the payment of any performance-based award that the performance goals and any other material terms and conditions precedent to such payment have been satisfied.
The performance criteria and other related aspects of the 2016 Plan will be subject to stockholder approval again in 2021 if (as is currently the case) stockholder approval is then required to maintain the tax-deductible nature of performance-based compensation under the 2016 Plan.
The maximum performance-based award (other than a performance cash award) payable to any one participant for any 12-month period is 500,000 shares of stock (or the equivalent cash value). The maximum performance cash award (or performance share unit payable in cash) payable to any one participant for any 12-month performance period is $1,500,000. If the performance period is less than or exceeds 12 months, the dollar and share limits expressed in this paragraph shall be reduced or increased proportionally.
Restrictions
The Compensation Committee may impose such restrictions on any awards under the 2016 Plan as it may deem advisable, including restrictions under applicable federal securities law, under the requirements of any stock exchange upon which the Company’s common stock is then listed and under any blue sky or state securities law applicable to the awards.
Minimum Vesting Requirement
The 2016 imposes a minimum vesting requirement on awards such that no portion of any award shall vest prior to the 12-month anniversary of the grant date. This minimum vesting requirement does not apply to 5% of the total number of shares reserved for grant under the 2016 Plan.
Change in Control
In the event of a participant’s termination of employment without “cause” or “good reason” (as those terms are defined in the 2016 Plan), within 12 months following a change in control, all awards that are outstanding and unvested shall become fully vested and exercisable and all restrictions on such outstanding awards shall lapse as of the date of termination.
Non-transferability
Unless otherwise determined by the Compensation Committee, no award granted under the 2016 Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order (that would otherwise qualify as a qualified domestic relations order as defined in the Tax Code or Title I of the Employee Retirement Income Security Act of 1974, but for the fact that it relates to an award granted under the 2016 Plan), or, if applicable, until the termination of any restricted or performance period as determined by the Compensation Committee.
Adjustment Provisions
If there is a change in the outstanding shares of stock because of a stock dividend or split, recapitalization, liquidation, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of stock available under the 2016 Plan and subject to each outstanding award, and its stated exercise price or the basis upon which the award is measured, shall be adjusted by the Compensation Committee. Moreover, in the event of such transaction or event, the Compensation Committee, in its discretion may provide in substitution for any or all outstanding awards under the 2016 Plan such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Any adjustment to an incentive stock option shall be made consistent with the requirements of Section 424 of the Tax Code. Further, any adjustments made shall be made consistent with the requirements of Section 409A of the Tax Code.
Clawback
Every award granted under the 2016 Plan is subject to potential forfeiture or recovery to the fullest extent called for by law, any applicable listing standard, or any current or future clawback policy that may be adopted by the Company from time to time, including, without limitation, any clawback policy adopted to comply with the final rules issued by the Securities and Exchange Commission and the final listing standards to be adopted by the NASDAQ Stock Market pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

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Amendment, Modification and Termination of 2016 Plan
Subject to the Board’s right to terminate, amend or modify the 2016 Plan at any time, the 2016 Plan will remain in effect until all awards issued under the 2016 Plan expire, terminate, are exercised or are paid in full in accordance with the 2016 Plan provisions and any award agreement. However, no award may be granted under the 2016 Plan after the tenth anniversary of the date the 2016 Plan is approved by the Company’s stockholders.
The Board has discretion to terminate, amend or modify the 2016 Plan. Any such action of the Board is subject to the approval of the stockholders to the extent required by the 2016 Plan, law, regulation or the rules of any exchange on which Company stock is listed. To the extent permitted, the Board may delegate to the Compensation Committee or the CEO the authority to approve non-substantive amendments to the 2016 Plan. Except as otherwise provided in the 2016 Plan, neither the Board, the CEO, nor the Compensation Committee may do any of the following without stockholder approval: reduce the purchase price, exercise price, or base value of any outstanding award, including any option or SAR; increase the number of shares available under the 2016 Plan; grant options or SARs with an exercise price or base value that is below fair market value of a share of Company stock on the grant date; reprice previously granted option SARs; cancel any option or SAR in exchange for cash or any other award or in exchange for any option or SAR with an exercise price that is less than the exercise price for the original option or SAR; extend the exercise period or term of any option or SAR beyond 10 years from the grant date; expand the types of Awards available for grant under the 2016 Plan; or expand the class of individuals eligible to participate in the 2016 Plan.
Tax Withholding
The Company shall have the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local withholding tax requirements on any award under the 2016 Plan. To the extent that alternative methods of withholding are available under applicable laws, the Company will have the power to choose among such methods.
Federal Income Tax Information
The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2016 Plan based on federal income tax laws in effect on March 31, 2016. This summary is not intended to be exhaustive and does not describe state or local tax consequences.
As a general rule, a participant will not recognize taxable income with respect to any award at the time of grant except in the case of a participant who receives a restricted stock grant and makes the timely election permitted by Section 83(b) of the Tax Code.
Upon exercise of a nonqualified stock option, the lapse of restrictions on restricted stock, or upon the payment of SARs, restricted stock units, stock grants, stock units, performance shares, performance share units or performance cash, the participant will recognize ordinary taxable income in an amount equal to the difference between the amount paid for the award, if any, and the fair market value of the stock or amount received on the date of exercise, lapse of restriction or payment. The Company will be entitled to a concurrent income tax deduction equal to the ordinary income recognized by the participant.
A participant who is granted an incentive stock option will not recognize taxable income at the time of exercise. However, the excess of the stock’s fair market value over the option price could be subject to the alternative minimum tax in the year of exercise (assuming the stock received is not subject to a substantial risk of forfeiture or is transferable). If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the sales price and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any income tax deduction. If the holding period requirements are not met, the incentive stock option will not meet the requirements of the Tax Code and the tax consequences described for nonqualified stock options will apply.
If certain awards fail to comply with Section 409A, a participant must include in ordinary income all deferred compensation conferred by the award, pay interest from the date of the deferral and pay an additional 20% tax. The award agreement for any award that is subject to Section 409A may include provisions necessary for compliance as determined by the Compensation Committee. The Company intends (but cannot and does not guarantee) that awards granted under the 2016 Plan will comply with the requirements of Section 409A or an exception thereto and intends to administer and interpret the 2016 Plan in such a manner.
Special Rules Applicable to Officers
In limited circumstances where the sale of stock that is received as the result of a grant of an award could subject an officer to suit under Section 16(b) of the Exchange Act, the tax consequences to the officer may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the stock received so long as the sale of the stock received could subject the officer or director to suit under Section 16(b) of the Exchange Act, but not longer than six months.

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Tax Consequences to the Company or Its Affiliates
To the extent that an grantee recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the employee performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Tax Code and is not subject to the $1.0 million deduction limit for certain executive compensation under Section 162(m) of the Tax Code.
New Plan Benefits

The following table provides information with respect to benefits received by or allocated to the following individuals or groups under the proposal to adopt the 2016 Plan.

TASER International, Inc. 2016 Stock Incentive Plan
	Dollar Value	Number of Shares Underlying Awards Under the 2016 Plan
CEO and Other Individuals Named in Summery Compensation Table	*	Aggregate of 2,000,000 for all participants
Executive Officer Group	*	Aggregate of 2,000,000 for all participants
Non-Executive Officer Employee and Consultant Group	*	Aggregate of 2,000,000 for all participants
Non-Employee Director Group	*	Aggregate of 2,000,000 for all participants
* Benefits under the 2016 Plan will depend on the Compensation Committee's actions and the fair market value of the Company's common stock at various future dates. Consequently, it is not possible to determine the future benefit that will be received by 2016 Plan participants. In 2015, however, the following table shows the restricted stock units and performance stock units were awarded under the 2013 Plan.

CEO and Other Individuals Named in Summary Compensation Table:

Name and Position	Number of Shares (1)	Grant Date Fair Value
Patrick W. Smith	27,713	752,676
Chief Executive Officer
Luke S. Larson	23,965	650,901
President
Daniel M. Behrendt	22,125	600,901
Chief Financial Officer
Douglas E. Klint	6,259	170,000
General Counsel
Marcus W.L. Womack	15,686	426,024
General Manager of Axon
Joshua M. Isner	7,364	200,000
EVP of Global Sales
(1) Includes performance share units at target award level.

Name and Position	Number of Shares	Number of Shares
Current executive officers as a group	6	103,112
All current non-employee directors as a group	7	17,269
All employees, including all current officers who are not executive officers as a group	168	395,252

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Equity Compensation Plan Information

The following table provides details of our existing equity compensation plans at December 31, 2015:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b) (1)	Number of Securities Remaining Available Under Equity Compensation Plans for Future Issuance (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	2,242,022	$5.37	1,301,152
Equity compensation plans not approved by security holders	—		—
Total	2,242,022	$—	1,301,152

(1) The weighted average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect the shares that will be issued upon the vesting of outstanding awards of restricted stock units which have no exercise price.

Recommendation of the Board

The affirmative vote of a majority of the common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required for approval.

Unless marked to the contrary, proxies received will be voted FOR the proposal to adopt the TASER International, Inc. 2016 Stock Incentive Plan.

The Board of Directors recommends that the stockholders vote FOR approving the adoption of the TASER International, Inc. 2016 Stock Incentive Plan.

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OTHER MATTERS
FORWARD-LOOKING STATEMENTS
This proxy statement contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve substantial risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include, but are not limited to, statements made in the Compensation Discussion and Analysis section of this Proxy Statement about our compensation structure and programs and our intentions with respect thereto. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect TASER’s business, particularly those mentioned under the heading “Risk Factors” in TASER’s Annual Report on Form 10-K that accompanies this proxy statement, and in the periodic reports that TASER files with the SEC on Form 10-Q.
STOCKHOLDER PROPOSALS
To be eligible for inclusion in the Company’s proxy materials for the 2017 Annual Meeting of Stockholders, a proposal intended to be presented by a stockholder for action at that meeting must, in addition to complying with the stockholder eligibility and other requirements of the SEC’s rules governing such proposals, be received not later than December 16, 2016 by the Corporate Secretary of the Company at the Company’s principal executive offices, 17800 North 85th Street, Scottsdale, Arizona 85255.
Stockholders may bring business before an Annual Meeting (including the nomination of any person to be elected as a director) only if the stockholder proceeds in compliance with the Company’s bylaws. For business to be properly brought before the 2016 Annual Meeting of Stockholders by a stockholder (including the nomination of any person to be elected as a director), notice of the proposed business must be given to the Corporate Secretary of the Company in writing no later than 60 days before the Annual Meeting of Stockholders or (if later) ten days after the first public notice of the meeting is sent to stockholders.
The notice to the Company’s Corporate Secretary must set forth as to each matter that the stockholder proposes to bring before the meeting: (a) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for conducting that business at the annual meeting; (b) the stockholder’s name and address as they appear on the records of the Company, business address and telephone number, residence address and telephone number, and the number of shares of common stock of the Company directly or beneficially owned by the stockholder; (c) any interest of the stockholder in the proposed business; (d) the name or names of each person nominated by the stockholder to be elected or re-elected as a director, if any; and (e) with respect to any such director nominee, the nominee’s name, business address and telephone number, residence address and telephone number, the number of shares of common stock of the Company, if any, directly or beneficially owned by the nominee, all information relating to the nominee that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, under Regulation 14A of the Securities Exchange Act of 1934, as amended, or successor regulation, and a letter signed by the nominee stating the nominee’s acceptance of the nomination, the nominee’s intention to serve as a director if elected and consenting to being named as a nominee for director in any proxy statement relating to such election.
The presiding officer at any annual meeting shall determine whether any matter was properly brought before the meeting in accordance with the above provisions. If the presiding officer should determine that any matter has not been properly brought before the meeting, he or she will so declare at the meeting and any such matter will not be considered or acted upon.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS
Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the proxy statement and Annual Report may have been sent to multiple stockholders in a stockholder’s household. The Company will promptly deliver a separate copy of either document to any stockholder who contacts the Company’s investor relations department at 17800 North 85th Street, Scottsdale, Arizona 85255, phone number (480) 515-6330, requesting such copies. If a stockholder is receiving multiple copies of the proxy statement and Annual Report at the stockholder’s household and would like to receive a single copy of the proxy statement and annual report for a stockholder’s household in the future, stockholders should contact their broker, other nominee record holder, or the Company’s investor relations department to request mailing of a single copy of the proxy statement and annual report.
A copy of the Company’s 2015 Annual Report on Form 10-K for the fiscal year ended December 31, 2015, is available to stockholders without charge upon request to: Investor Relations, TASER International, Inc., 17800 North 85th Street, Scottsdale, Arizona 85255.

TASER International, Inc. | 2016 Proxy Statement | 47

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 26, 2016
The proxy materials for the Company’s Annual Meeting of Stockholders, including the 2015 Annual Report and this proxy statement, are available over the Internet by accessing the investor relations page of the Company’s website at http://investor.taser.com. Other information on the Company’s website does not constitute part of the Company’s proxy materials.
By Order of the Board of Directors,
/s/ DOUGLAS E. KLINT
Douglas E. Klint
Senior Vice President
General Counsel and Corporate Secretary
April 15, 2016

TASER International, Inc. | 2016 Proxy Statement | 48

ANNEX A
MARKED COPY OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
TASER INTERNATIONAL, INC.

The undersigned, in order to form a corporation for the purposes described below, under and pursuant to the General Corporation Law of the State of Delaware (the "Law"), hereby certifies that:
1. The name of the corporation is TASER International, Inc. (the "Corporation").
2. The street and the mailing address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
3. The purpose of the Corporation is to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the Law.
4.
(a) The Corporation is authorized to issue a total of 75,000,000 shares of two classes of stock: 50,000,000 shares of Common Stock, par value $.00001 per share; and 25,000,000 shares of Preferred Stock, par value $.00001 per share.
(b) Holders of Common Stock are entitled to one vote per share on any matter submitted to the stockholders. On dissolution of the Corporation, after any preferential amount with respect to any series of Preferred Stock has been paid or set aside, the holders of Common Stock and the holders of any series of Preferred Stock entitled to participate in such distribution of assets are entitled to receive the net assets of the Corporation.
(c) The Board of Directors is authorized, subject to limitations prescribed by the Law and by the provisions of this Article 4, to provide for the issuance of shares of Preferred Stock in series, to establish from time-to-time the number of shares to be included in each series and to determine the designations, relative rights, preferences and limitations of the shares of each series. The authority of the Board of Directors with respect to each series includes determination of the following:
(i) The number of shares in and the distinguishing designation of that series;
(ii) Whether shares of that series will have full, special, conditional, limited or no voting rights, except to the extent otherwise provided by the Law;
(iii) Whether shares of that series will be convertible and the terms and conditions of the conversion, including provision for adjustment of the conversion rate in circumstances determined by the Board of Directors;
(iv) Whether shares of that series will be redeemable and the terms and conditions of the redemption, including the date or dates upon or after which they will be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions or at different redemption dates;
(v) The dividend rate, if any, on shares of that series, the manner of calculating any dividends and the preferences of any dividends;
(vi) The rights of shares of that series in the event of voluntary or involuntary dissolution of the Corporation and the right of priority of that series relative to the Common Stock and any other series of Preferred Stock on the distribution of assets on dissolution; and
(vii) Any other rights, preferences and limitations of that series that are permitted by the Law.
(d) No stockholder of the Corporation shall be entitled to any cumulative voting rights. The Board of Directors is authorized, subject to limitations prescribed by the Law, by resolution to create, issue and fix the terms of any preemptive or antidilution rights of any stockholder.
5. The number, classification and terms of the Board of Directors and the procedures to elect or remove directors and to fill vacancies on the Board of Directors shall be as follows:

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(a) The number of directors that shall constitute the whole Board of Directors shall from time to time be fixed exclusively by the Board of Directors by a resolution adopted by a majority of the whole Board of Directors serving at the time of the vote. In no event shall the number of directors that constitute the whole Board of Directors be less than three (3) or more than nine (9). No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.
(b) The Board of Directors of the Corporation shall be divided into three (3) classes designated Class A, Class B and Class C, respectively, as nearly equal in number as possible, with each director in office at the time of such initial classification receiving the classification approved by a majority of the Board of Directors. The initial term of office of directors of Class A shall expire at the annual meeting of stockholders of the Corporation in 2001, of Class B shall expire at the annual meeting of stockholders of the Corporation in 2002, and of Class C shall expire at the annual meeting of stockholders of the Corporation in 2003, and in all cases a director shall serve until the director's successor is elected and qualified or until the director's earlier death, resignation or removal. At each annual meeting of stockholders beginning with the annual meeting of stockholders in 2001, each director elected to succeed a director whose term is then expiring shall hold office until the third annual meeting of stockholders after his or her election and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. If the number of directors that constitutes the whole Board of Directors is changed as permitted by this Article, a majority of the whole Board of Directors that adopts the change shall also fix and determine the number of directors comprising each class; provided, however, that any increase or decrease in the number of directors shall be apportioned among the classes as equally as possible.
(c) Vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by no less than a majority vote of the remaining directors then in office, though less than a quorum, who are designated to represent the same class or classes of stockholders that the vacant position, when filled, is to represent or by the sole remaining director (but not by the stockholders except as required by the Law); provided that, with respect to any directorship to be filled by the Board of Directors by reason of an increase in the number of directors: (i) such directorship shall be for a term of office continuing only until the next election of one or more directors by the stockholders; and (ii) the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of stockholders. Each director chosen in accordance with this provision shall receive the classification of the vacant directorship to which he or she has been appointed or, if it is a newly-created directorship, shall receive the classification approved by a majority of the Board of Directors and shall hold office until the first meeting of stockholders held after his or her election for the purpose of electing directors of that classification and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal from office.
(d) A director may be removed from office before the expiration date of that director's term of office, with or without cause, only by an affirmative vote of the holders of 75% of the voting power of the then outstanding shares of capital stock entitled to vote thereon (the "Voting Stock"), voting together as a single class.
(e) Notwithstanding any other provision of this Certificate of Incorporation or any provision of the Law that might otherwise permit a lesser or no vote, and in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by the Law or by this Certificate of Incorporation, the affirmative vote of 75% of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article 5.
6.
(a) All of the power of the Corporation, insofar as it may be lawfully vested by this Certificate of Incorporation in the Board of Directors, is hereby conferred upon the Board of Directors. In furtherance of and not in limitation of that power or the powers conferred by the Law, a majority of directors then in office (or such higher percentage as may be specified in the Bylaws with respect to any provision thereof) shall have the power to adopt, alter, amend and repeal the Bylaws of the Corporation, and notwithstanding any other provision of this Certificate of Incorporation or any provision of the Law that might otherwise permit a lesser or no vote, and in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by the Law or by this Certificate of Incorporation, the Bylaws of the Corporation shall not be adopted, altered, amended or repealed by the stockholders of the Corporation except in accordance with the provisions of the Bylaws and by the vote of the holders of not less than ~~75%~~ a majority of the Voting Stock, voting together as a single class, or such higher vote as is set forth in the Bylaws. Notwithstanding any other provision of this Certificate of Incorporation or any provision of the Law that might otherwise permit a lesser or no vote, and in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by the Law or by this Certificate of Incorporation, the affirmative vote of the holders of not less than ~~75%~~ a majority of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article 6.

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(b) Subject to the terms of any Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly called annual or special meeting of such stockholders or by written consent of all (but not less than all) stockholders entitled to vote in lieu of such a meeting.
7. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for conduct as a director, provided that this Article does not eliminate the liability of any director for any act or omission for which such elimination of liability is not permitted under the Law. No amendment to the Law that further limits the acts or omissions for which elimination of liability is permitted will affect the liability of a director for any act or omission which occurs prior to the effective date of the amendment.
8. The Corporation may indemnify to the fullest extent not prohibited by law any person (an "Indemnified Person") who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including an action, suit or proceeding by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. The Corporation may, in its sole discretion, pay for or reimburse the reasonable expenses incurred by any Indemnified Person in any such proceeding in advance of the final disposition of the proceeding. This Article 8 will not be deemed exclusive of any other provisions for indemnification of or advancement of expenses to an Indemnified Person that may be included in any statute, bylaw, agreement, general or specific action of the Board of Directors, vote of stockholders or other document or arrangement.
9. The election of directors need not be by written ballot unless a stockholder demands election by written ballot before voting begins at a meeting of stockholders.
10. The name and mailing address of the incorporator is Jeffrey S. Cronn, 1600 Pioneer Tower, 888 S.W. Fifth Avenue, Portland, Oregon 97204

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ANNEX B

TASER INTERNATIONAL, INC.
2016 STOCK INCENTIVE PLAN

EFFECTIVE DATE: May 26, 2016
Approved by Stockholders: May 26, 2016
TERMINATION DATE: May 26, 2026

SECTION 1
ESTABLISHMENT, PURPOSE, EFFECTIVE DATE, EXPIRATION DATE

1.1ESTABLISHMENT. TASER International, Inc., a Delaware corporation (the “Company”), hereby establishes the TASER International, Inc. 2016 Stock Incentive Plan (the “Plan”). The Plan will supersede and replace the TASER International, Inc. 2013 Stock Incentive Plan (the “2013 Plan”) and all other Prior Plans. No awards will be made pursuant to the 2013 Plan or any other Prior Plan on or after the Effective Date; provided, however, that the 2013 Plan and all Prior Plans shall remain in effect until all awards granted under such Prior Plans have been exercised, forfeited, canceled, expired or otherwise terminated in accordance with the terms of such grants.
1.2PURPOSE. The purpose of the Plan is to advance the interests of the Company and its stockholders by enhancing the Company’s ability to attract and retain qualified persons to perform services for the Company, by providing incentives to such persons to put forth maximum efforts for the Company and by rewarding persons who contribute to the achievement of the Company’s economic objectives. To further these objectives, the Plan provides for the grant of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Grants, Stock Units, Performance Shares, Performance Share Units, and Performance Cash. The Plan also permits the grant of Awards that qualify for the “performance-based compensation” exception to the limitations on the deduction of compensation imposed by Section 162(m) of the Code. At the same time, the Plan permits the Committee, in the exercise of its discretion, to grant Awards to Covered Employees that do not qualify for the “performance-based compensation” exception.
1.3EFFECTIVE DATE. The Plan will become effective on the date it is approved by the stockholders at the Company’s 2016 Annual Meeting (the “Effective Date”).
1.4EXPIRATION DATE. The Plan will expire on, and no Award may be granted under the Plan after, the tenth (10th) anniversary of the Effective Date (the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

SECTION 2
GLOSSARY; CONSTRUCTION

2.1GLOSSARY. When a word or phrase appears in this Plan document with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase will generally be given the meaning ascribed to it in Section 1 or in the attached Glossary, which is incorporated into and is part of the Plan. All of these key terms are listed in the Glossary. Whenever these key terms are used, they will be given the defined meaning unless a clearly different meaning is required by the context.
2.2CONSTRUCTION. The masculine gender, where appearing in the Plan, shall include the feminine gender (and vice versa), and the singular shall include the plural, unless the context clearly indicates to the contrary. If any provision of this Plan is determined to be for any reason invalid or unenforceable, the remaining provisions shall continue in full force and effect.
SECTION 3
ELIGIBILITY AND PARTICIPATION

3.1GENERAL ELIGIBILITY. Persons eligible to participate in this Plan include all employees, officers, Non-Employee Directors of, and Consultants to, the Company or any Affiliate. Awards may also be granted to prospective employees or Non-Employee Directors but no portion of any such Award will vest, become exercisable, be issued, or become effective prior to the date on which such individual begins to provide services to the Company or its Affiliates.

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3.2ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards will be granted and will determine the nature and amount of each Award.

SECTION 4
ADMINISTRATION

4.1GENERAL. The Plan shall be administered by the Committee or, with respect to individuals who are Non-Employee Directors, the Board. All references in the Plan to the “Committee” shall refer to the Committee or Board, as applicable. The Committee, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations as it may deem necessary or advisable to administer the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Committee in good faith pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes of the Plan.
4.2COMMITTEE RESPONSIBILITIES. Subject to the provisions of the Plan, the Committee shall have the authority to: (a) designate the Participants who are entitled to receive Awards under the Plan; (b) determine the types of Awards and the times when Awards will be granted; (c) determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate; (d) determine the terms and conditions of any Award, including, but not limited to, the purchase price or exercise price or base value, the grant price, the period(s) during which such Awards shall be exercisable (whether in whole or in part); (e) any restrictions or limitations on the Award, any schedule for lapse of restrictions or limitations, and accelerations or waivers thereof, based in each case on such considerations as the Committee determines; provided, however, that except in the case of a Change in Control, the Committee shall not have the authority to accelerate the vesting or waive the forfeiture restrictions on any Performance-Based Award or any Award subject to the minimum vesting requirement set forth in Section 13.9 prior to the date on which such minimum vesting requirements are satisfied; (f) determine whether, to what extent, and in what circumstances an Award may be settled in, or the exercise price or purchase price of an Award may be paid in cash, Stock, or other Awards, or other property, or whether an Award may be canceled, forfeited, exchanged or surrendered; (g) prescribe the form of each Award Agreement, which need not be the same for each Participant; (h) decide all other matters that must be determined in connection with an Award; (i) interpret the terms of, and determine any matter arising pursuant to, the Plan or any Award Agreement; and (j) make all other decisions or determinations that may be required pursuant to the Plan or an Award Agreement as the Committee deems necessary or advisable to administer the Plan. The Committee shall also have the authority to modify existing Awards to the extent that such modification is within the power and authority of the Committee as set forth in the Plan.
4.3DECISIONS FINAL. The Committee shall have the authority to interpret the Plan and subject to the provisions of the Plan, any Award Agreement, and all decisions and determinations by the Committee with respect to the Plan are final, binding and conclusive on all parties. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under the Plan.
4.4DELEGATION TO CEO. The Committee may, in its discretion, delegate to the CEO, in writing, the power and authority to grant Awards to individuals (other than to employees who are or may become Covered Employees, employees subject to Section 16 of the Exchange Act, or to Non-Employee Directors) to expedite the hiring process or to retain talented employees. The Committee’s delegation to the CEO may be revoked or modified at any time. Any such delegation must be consistent with applicable law and shall be subject to such restrictions or limitations as may be imposed by the Committee.

SECTION 5
SHARES AVAILABLE FOR GRANT

5.1NUMBER OF SHARES. Subject to adjustment as provided in Section 5.4, the aggregate number of shares of Stock reserved and available for grant pursuant to the Plan shall be 2,000,000, plus the number of shares of Stock that were authorized but unissued under the 2013 Plan and all Prior Plans (1,301,152) as of December 31, 2015. The shares of Stock delivered pursuant to any Award may consist, in whole or in part, of authorized by unissued Stock, treasury Stock not reserved for any other purposes, or Stock purchased on the open market.
5.2SHARE COUNTING. The following rules shall apply solely for purposes of determining the number of shares of Stock available for grant under the Plan at any given time:
a.In the event any Award granted under the Plan, or any award outstanding under any Prior Plan after December 31, 2015, is terminated, expired, forfeited, or canceled for any reason, the number of shares of Stock subject to such

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Award will again be available for grant under the Plan (i.e., any prior charge against the limit set forth in Section 5.1 shall be reversed).
b.If shares of Stock are not delivered in connection with an Award because the Award may only be settled in cash rather than in Stock, no shares of Stock shall be counted against the limit set forth in Section 5.1. If any Award may be settled in cash or Stock, the rules set forth in Section 5.2(a) shall apply until the Award is settled, at which time the underlying shares of Stock will be added back to the shares available for grant pursuant to Section 5.1 but only if the Award is settled in cash.
c.The exercise of a stock-settled SAR or broker-assisted “cashless” exercise of an Option (or a portion thereof) will reduce the number of shares available for grant under Section 5.1 by the entire number of shares of Stock subject to that SAR or Option (or applicable portion thereof), even though a smaller number of shares of Stock will be issued upon such an exercise.
d.Shares of Stock tendered to pay the exercise price of an Option or tendered, withheld or otherwise relinquished by a Participant to satisfy a tax withholding obligation arising in connection with an Award will not again become Stock available for grant under the Plan. Moreover, shares of Stock purchased on the open market with cash proceeds generated by the exercise of an Option will not increase or replenish the number of shares available for grant under Section 5.1.
e.If the provisions of this Section 5.2 are inconsistent with the requirements of any regulations issued pursuant to Section 422 of the Code, the provisions of such regulations shall control over the provisions of this Section 5.2, but only as this Section 5.2 relates to Incentive Stock Options.
f.The Committee may adopt such other reasonable rules and procedures as it deems to be appropriate for determining the number of shares of Stock that are available for grant under Section 5.1.
5.3AWARD LIMITS. Notwithstanding any other provision in the Plan, and subject to adjustment as provided in Section 5.4:
a.The maximum number of shares of Stock that may be issued as Incentive Stock Options under the Plan shall be the same numeric limit set forth in Section 5.1.
b.The maximum number of shares of Stock that may be granted to any one Participant during any 12-month period with respect to one or more Awards shall be 500,000.
c.The maximum Performance Cash Award payable for any 12-month Performance Period to any one Participant is $1,500,000. If the Performance Period exceeds 12 months, the dollar limit expressed in the preceding sentence shall be reduced or increased proportionately.
d.The aggregate Grant Date Fair Market Value of Awards granted to any one Participant who is a Non-Employee Director during any one 12-month period with respect to one or more Awards shall be $200,000.
e.The maximum number of shares of Stock that may be granted to Participants with respect to Awards that do not satisfy the minimum vesting requirement set forth in Section 13.9 shall be five percent (5%) of the numeric limit set forth in Section 5.1.
5.4ADJUSTMENT IN CAPITALIZATION. In the event of any change in the outstanding shares of Stock by reason of a Stock dividend or split, recapitalization, liquidation, merger, consolidation, combination, exchange of shares, or other similar corporate change, the Committee shall make a proportionate adjustment in: (a) the number and class of shares of Stock made available for grant pursuant to Section 5.1; (b) the number of shares of Stock set forth in Section 5.3, 11.9, and any other similar numeric limit expressed in the Plan; (c) the number and class of and/or price of shares of Stock subject to then outstanding Awards; (d) subject to the limitations imposed on Performance-Based Awards, the performance targets or other goals applicable to any outstanding Awards; or (e) any other terms of an Award that are affected by the event. Moreover, in the event of such transaction or event, the Committee, in its discretion may provide in substitution for any or all outstanding awards under the Plan such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. Any action taken pursuant to this Section 5.4 shall be taken in a manner consistent with the requirements of Section 409A of the Code and, in the case of Incentive Stock Options, in accordance with the requirements of Section 424(a) of the Code.
5.5REPLACEMENT AWARDS. In the event of any corporate transaction in which the Company or an Affiliate acquires a corporate entity which, at the time of such transaction, maintains an equity compensation plan pursuant to which awards of stock options, stock appreciation rights, restricted stock, or any other form of equity based compensation are then outstanding (the “Acquired Plan”), the Committee may make Awards to assume, substitute or convert such outstanding awards in such manner as may be determined to be appropriate and equitable by the Committee; provided, however, that the number of shares of Stock subject to any Award shall always be a whole number by rounding any fractional share to the nearest whole share. Options or SARs issued pursuant to this Section 5.5 shall not be subject to the requirement that the exercise price of such Award not be less

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than the Fair Market Value of Stock on the date the Award is granted. Shares used in connection with an Award granted in substitution for an award outstanding under an Acquired Plan under this Section 5.5 shall not be counted against the number of shares of Stock available for grant under Section 5.1. Any shares of Stock authorized and available for issuance under the Acquired Plan shall, subject to adjustment as described in Section 5.4, be available for use in making Awards under this Plan with respect to persons eligible under such Acquired Plan, by virtue of the Company’s assumption of such Acquired Plan, consistent with NASDAQ Rules (or rules of any other exchange upon which the Stock is then traded), including, but not limited to, NASDAQ Rule 5635(c), including IM-5635-1, as such Rules may be amended or replaced from time to time.
5.6FRACTIONAL SHARES. No fractional shares of Stock shall be issued pursuant to the Plan. Unless the Committee specifies otherwise in the Award Agreement, or pursuant to any policy adopted by the Committee, cash will be given in lieu of fractional shares. In the event of adjustment as provided in Section 5.4 or the issuance of replacement awards as provided in Section 5.5, the total number of shares of Stock subject to any affected Award shall always be a whole number by rounding any fractional share to the nearest whole share.

SECTION 6
STOCK OPTIONS

6.1OPTIONS. Subject to the terms and provisions of the Plan the Committee, at any time and from time to time, may grant Options to one or more Participants upon such terms and conditions and in such amounts, as shall be determined by the Committee. Options are also subject to the following additional terms and conditions:
a.Exercise Price. No Option shall be granted at an exercise price that is less than the Fair Market Value of one share of Stock on the Grant Date.
b.Exercise of Option. Options shall be exercisable at such times and in such manner, and shall be subject to such restrictions or conditions, as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.
c.Term of Option. Each Option shall expire at such time as determined by the Committee; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary the Grant Date.
d.Payment. The exercise price for any Option shall be paid in cash or shares of Stock held for longer than six (6) months (through actual tender or by attestation). In the Award Agreement, the Committee also may prescribe other methods by which the exercise price of an Option may be paid and the form of payment including, without limitation, any net-issuance arrangement or other property acceptable to the Committee (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. The Committee, in consideration of applicable accounting standards and applicable law, may waive the six (6) month share holding period described in the first sentence of this paragraph (d) in the event payment of an Option is made through the tendering of shares.
e.Repricing of Options. Notwithstanding any other provision in the Plan to the contrary, without approval of the Company’s stockholders, an Option may not be amended, modified or repriced to reduce the exercise price after the Grant Date. Except as otherwise provided in Section 5.4 with respect to an adjustment in capitalization, an Option also may not be surrendered in consideration of or exchanged for cash, other Awards or a new Option having an exercise price below the exercise price of the Option being surrendered or exchanged.
f.Nontransferability of Options. No Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Participant shall be exercisable during his or her lifetime only by such Participant or his or her legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, permit the transfer of an Option to a Family Member, trust or partnership, or to a charitable organization, provided that no value or consideration is received by the Participant with respect to such transfer.
g.No Dividend Equivalents. No dividend equivalents may be awarded in connection with any Option granted under the Plan.
6.2INCENTIVE STOCK OPTIONS. Incentive Stock Options shall be granted only to Participants who are employees and the terms of any Incentive Stock Options granted pursuant to the Plan must comply with the following additional provisions of this Section 6.2:
a.Exercise Price. Subject to Section 6.2(e), the exercise price per share of Stock pursuant to any Incentive Stock Option shall be set by the Committee, provided that the exercise price for any Incentive Stock Option shall not be less than the Fair Market Value of one share of Stock as of the Grant Date.
b.Term of Incentive Stock Option. In no event may any Incentive Stock Option be exercisable for more than ten (10) years from the Grant Date.

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c.Lapse of Option. An Incentive Stock Option shall lapse in the following circumstances:
i.The Incentive Stock Option shall lapse ten (10) years from the Grant Date, unless an earlier time is set in the Award Agreement;
ii.The Incentive Stock Option shall lapse upon a Termination of Employment for any reason other than the Participant’s death or Disability, unless otherwise provided in the Award Agreement; and
iii.If the Participant incurs a Termination of Employment on account of Disability or death before the Option lapses pursuant to paragraph (i) or (ii) above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of: (a) the scheduled termination date of the Option; or (b) twelve months after the date of the Participant’s Termination of Employment on account of death or Disability. Upon the Participant’s death or Disability, any Incentive Stock Options exercisable at the Participant’s death or Disability may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.
d.Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.
e.Ten Percent Owners. An Incentive Stock Option may be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the Grant Date and the Option is exercisable for no more than five (5) years from the Grant Date.
f.Right to Exercise. Except as provided in Section 6.2(c)(iii), an Incentive Stock Option may be exercised only by the Participant during the Participant’s lifetime.
g.Limitation on Number of Shares Subject to Awards. In accordance with Section 5.3(a), but subject to adjustment as provided in Section 5.4, the maximum number of shares of Stock that may be issued as Incentive Stock Options under the Plan shall be the same numeric limit set forth in Section 5.1.

SECTION 7
STOCK APPRECIATION RIGHTS

7.1STOCK APPRECIATION RIGHTS. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to one or more Participants upon such terms and conditions and in such amounts, as shall be determined by the Committee. SARs may be granted in connection with the grant of an Option, in which case the exercise of such SARs will result in the surrender of the right to purchase the shares under the Option as to which the SARs were exercised. When SARs are granted in connection an Incentive Stock Option, the SARs shall have such terms and conditions as shall be required by Section 422 of the Code. Alternatively, SARs may be granted independently of Options. SARs are also subject to the following additional terms and conditions:
a.Base Value. No SAR shall be granted at a base value that is less than the Fair Market Value of one share of Stock on the Grant Date.
b.Exercise of SARs. SARs shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall, in each instance approve, which need not be the same for all Participants.
c.Term of SARs. Each SAR shall expire at such time as determined by the Committee; provided, however, that no SAR shall be exercisable later than the tenth (10th) anniversary the Grant Date.
d.Payment of SAR Amount. Upon the exercise of a SAR, the Participant shall be entitled to receive the payment of an amount determined by multiplying: (i) the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise, over the base value fixed by the Committee on the Grant Date; by (ii) the number of shares with respect to which the SAR is exercised. Payment for SARs shall be made in manner and at the time specified by the Committee in the Award Agreement. At the discretion of the Committee, the Award Agreement may provide for payment of SARs in cash, shares of Stock of equivalent value, or in a combination thereof.
e.Repricing of SARs. Notwithstanding any other provision in the Plan to the contrary, without approval of the Company’s stockholders, a SAR may not be amended, modified or repriced to reduce the base value after the Grant Date.

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Except as otherwise provided in Section 5.4 with respect to an adjustment in capitalization, a SAR also may not be surrendered in consideration of or exchanged for cash, other Awards or a new SAR having a base value below the base value of the SAR being surrendered or exchanged.
f.Nontransferability of SARs. No SAR may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all SARs granted to a Participant shall be exercisable during his or her lifetime only by such Participant or his or her legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, permit the transfer of a SAR to a Family Member, trust or partnership, or to a charitable organization, provided that no value or consideration is received by the Participant with respect to such transfer.
g.No Dividend Equivalents. No dividend equivalents may be awarded in connection with any SAR granted under the Plan.

SECTION 8
RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee. Restricted Stock Awards are also subject to the following additional terms and conditions:
a.Issuance and Restrictions. Restricted Stock shall be subject to such conditions and/or restrictions as the Committee may impose (including, without limitation, limitations on transferability, the right to receive dividends, or the right to vote the Restricted Stock), which need not be the same for each grant or for each Participant. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as determined by the Committee. Except as otherwise provided in the Award Agreement, Participants holding shares of Restricted Stock may not exercise voting rights with respect to the shares of Restricted Stock during the period of restriction.
b.Forfeiture. Except as otherwise provided in the Award Agreement, upon a Termination of Employment (or Termination of Service in the case of a Consultant or Non-Employee Director) during the applicable period of restriction, Restricted Stock that is at that time subject to restrictions shall be forfeited.
c.Evidence of Ownership for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine, which may include an appropriate book entry credit on the books of the Company or a duly authorized transfer agent of the Company. If certificates representing shares of Restricted Stock are registered in the name of the Participant, the certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.
8.2RESTRICTED STOCK UNITS. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee. Restricted Stock Unit Awards are also subject to the following additional terms and conditions:
a.Issuance and Restrictions. Restricted Stock Unit Awards grant a Participant the right to receive a specified number of shares of Stock, or a cash payment equal to the Fair Market Value (determined as of a specified date) of a specified number of shares of Stock, subject to such conditions and/or restrictions as the Committee may impose, which need not be the same for each grant or for each Participant. These restrictions may lapse separately or in combination at such times, in such circumstances, in such installments, or otherwise, as determined by the Committee.
b.Forfeiture. Except as otherwise provided in the Award Agreement, upon a Termination of Employment (or Termination of Service in the case of a Consultant or Non-Employee Director) during the applicable period of restriction, Restricted Stock Units that are at that time subject to restrictions shall be forfeited.
c.Form and Timing of Payment. Payment for vested Restricted Stock Units shall be made in the manner and at the time designated by the Committee in the Award Agreement. In the Award Agreement, the Committee may provide that payment will be made in cash or Stock, or in a combination thereof.

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SECTION 9
STOCK GRANT AND STOCK UNITS

9.1STOCK GRANTS. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Stock Awards to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee. Subject to Section 5.3(e), a Stock Grant Award grants the Participant the right to receive (or purchase at such price as determined by the Committee) a designated number of shares of Stock free of any vesting restrictions. The purchase price, if any, for a Stock Grant Award shall be payable in cash or other form of consideration acceptable to the Committee. A Stock Grant Award may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Participant.

9.2STOCK UNITS. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Stock Unit Awards to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee. Subject to Section 5.3(e), a Stock Unit Award grants the Participant the right to receive a designated number of shares of Stock, or a cash payment equal to the Fair Market Value (determined as of a specified date) of a designated number of shares of Stock, in the future free of any vesting restrictions. A Stock Unit Award may be granted as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Participant.

SECTION 10
PERFORMANCE SHARES, PERFORMANCE SHARE UNITS, AND PERFORMANCE CASH

10.1PERFORMANCE SHARES. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Shares to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee. A Performance Share grants the Participant the right to receive a specified number of shares of Stock depending on the satisfaction of any one or more Performance Goals. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee. Unless otherwise provided in the Award Agreement, payment for vested Performance Shares shall be made in Stock.
10.2PERFORMANCE SHARE UNITS. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Share Units to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee. A Performance Share Unit grants the Participant the right to receive a specified number of shares of Stock or a cash payment equal to the Fair Market Value (determined as of a specified date) of a specified number of shares of Stock depending on the satisfaction of any one or more Performance Goals. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee. At the discretion of the Committee, the Award Agreement may provide for payment for vested Performance Share Units in cash, shares of Stock of equivalent cash value, or in a combination thereof.
10.3PERFORMANCE CASH. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Cash to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee. A Performance Cash Award grants the Participant the right to receive an amount of cash depending on the satisfaction of any one or more Performance Goals. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee.
10.4PERFORMANCE GOALS. The Performance Goal or Goals applicable to any Performance Share, Performance Share Unit or Performance Cash Award shall be based on the Performance Criteria selected by the Committee and designated in the Award Agreement. The Performance Criteria applicable to any Performance Share, Performance Share Unit or Performance Cash Award granted to a Covered Employee that is designated as, or deemed to be, a Performance-Based Award pursuant to Section 11 shall be limited to the Performance Criteria specifically listed in the Glossary. The Performance Criteria applicable to any other Performance Share, Performance Share Unit or Performance Cash Award shall include the Performance Criteria specifically listed in the Glossary and such other criteria or factors as may be determined by the Committee and specified in the Award Agreement. Except as otherwise provided in Section 11 with respect to Performance-Based Awards to Covered Employees, the Committee shall retain the power to adjust the Performance Goals, the level of attainment of the Performance Goals or otherwise increase or decrease the amount payable with respect to any Award made pursuant to this Section 10.

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SECTION 11
PERFORMANCE-BASED AWARDS

11.1PURPOSE. Section 162(m) of the Code limits the amount of the Company’s deductions for compensation payable to Covered Employees to $1,000,000 per year. “Performance-based compensation” that meets the requirements set forth in Section 162(m) of the Code is not subject to this limitation. The purpose of this Section 11 is to enable the Committee to qualify some or all of the Awards granted pursuant to Sections 8 and 10 as “performance-based compensation” pursuant to Section 162(m) of the Code. If the Committee decides that a particular Award to a Covered Employee should qualify as “performance-based compensation,” the Committee will provide in the Award Agreement or otherwise that the Award is intended to be a Performance-Based Award.
11.2APPLICABILITY. This Section 11 shall apply only to Performance-Based Awards. If this Section 11 applies, its provisions control over any contrary provision contained in any other section of this Plan or any Award Agreement. The provisions of this Section 11 and any Award Agreement for a Performance-Based Award shall be interpreted in a manner consistent with the requirements of Section 162(m) of the Code. If any provision of this Plan or any Award Agreement for a Performance-Based Award does not comply with or is inconsistent with the requirements of Section 162(m) of the Code, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.
11.3COMMITTEE DISCRETION WITH RESPECT TO PERFORMANCE-BASED AWARDS. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of the Performance Period, the type of Performance-Based Awards to be issued, the kind and/or level of the Performance Goal or Goals and whether the Performance Goal or Goals apply to the Company or an Affiliate or any division or business unit thereof or the Participant or any group of Participants. Depending on the Performance Criteria used to establish the Performance Goals, the Performance Goals may be stated in terms of absolute levels or relative to another company or to an index or indices.
11.4ESTABLISHMENT OF PERFORMANCE GOALS. A Performance-Based Award shall provide for payment only upon the attainment of one or more pre-established, objective Performance Goals. The Performance Goals, and the process by which they are established, shall satisfy all of the requirements of Section 162(m) of the Code. By way of illustration, but not limitation, the following requirements must be satisfied:
a.The Performance Goals shall be based solely on the Performance Criteria specifically identified in the Glossary;
b.The Performance Goals shall be considered to be pre-established only if the Performance Goals are established by the Committee in writing not later than 90 days after the commencement of the Performance Period for such Award provided that: (i) the outcome must be substantially uncertain at the time the Committee establishes the Performance Goals; and (ii) in no event may the Committee establish the Performance Goals for any Performance-Based Award after 25% of the Performance Period for such Award has elapsed;
c.A Performance Goal will be considered to be objective only if a third party having knowledge of the relevant facts could determine whether the Performance Goal has been met;
d.The Performance Goal must state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the Covered Employee if the Goal is attained. For this purpose, the formula will be considered to be objective only if a third party having knowledge of the relevant performance results could calculate the amount to be paid to the Covered Employee; and
e.The objective formula or standard must preclude discretion to increase the amount of compensation payable that would otherwise be due upon attainment of the Performance Goal.
11.5PERFORMANCE EVALUATION; ADJUSTMENT OF GOALS. At the time a Performance-Based Award is first issued, the Committee, in the Award Agreement or in another written document, shall specify whether performance will be evaluated including or excluding the effect of any of the following events that occur during the Performance Period, as the Committee deems appropriate: (a) judgments entered or settlements reached in litigation or regulator proceedings; (b) the write down or sale of assets; (c) the impact of any reorganization or restructuring; (d) the impact of changes in tax laws, accounting principles, regulatory actions or other laws affecting reported results; (e) items that are unusual in nature or infrequently occurring as described in Accounting Standards Update 2015-01 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders or Annual Report on Form 10-K, as the case may be, for the applicable year; (f) the impact of any mergers, acquisitions, spin-offs or other divestitures; and (g) foreign exchange gains and losses.
The inclusion or exclusion of these items shall be expressed in a form that satisfies the requirements of Section 162(m) of the Code. The Committee, in its discretion, also may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the

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rights of Participants: (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development; or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.
11.6ADJUSTMENT OF PERFORMANCE-BASED AWARDS. Notwithstanding any provision herein to the contrary, the Committee may not make any adjustment or take any other action with respect to any Performance-Based Award that will increase the amount payable under any such Award. The Committee shall retain the sole discretion to adjust Performance-Based Awards downward or to otherwise reduce the amount payable with respect to any Performance-Based Award.
11.7CONTINUED EMPLOYMENT REQUIRED. Unless otherwise provided in the relevant Award Agreement or in the case of a Change in Control, a Participant must be an employee of the Company or an Affiliate on the day a Performance-Based Award for such Performance Period is paid to the Participant.
11.8CERTIFICATION BY COMMITTEE. Notwithstanding any provisions to the contrary, the payment of a Performance-Based Award shall not occur until the Committee certifies, in writing, that the pre-established Performance Goals and any other material terms and conditions precedent to such payment have been satisfied. Committee certification is not required for compensation that is attributable solely to the increase in the value of the Company’s Stock.
11.9MAXIMUM AWARD PAYABLE. In accordance with Section 5.3, but subject to adjustment as provided in Section 5.4, the maximum Performance-Based Award (other than a Performance Cash Award of Performance Share Unit Award payable in cash) payable to any one participant for any 12-month Performance Period is 500,000 shares of Stock or the equivalent cash value. The maximum Performance Cash Award (or Performance Share Unit Award payable in cash) payable to any one Participant for any 12-month Performance Period is $1,500,000. If the Performance Period exceeds 12 months, the dollar and share limits expressed in the preceding sentences shall be reduced or increased proportionately, as the case may be. For example, if the Performance Period is three (3) years, the limit shall be increased by multiplying it by three (3).
11.10MISCELLANEOUS. The designation of a Covered Employee as a Participant for any Performance Period shall not in any manner entitle the Participant to receive a Performance-Based Award for such Performance Period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant for any subsequent Performance Period.

SECTION 12
CHANGE IN CONTROL

12.1DOUBLE TRIGGER VESTING. Notwithstanding any other provision in the Plan to the contrary, and except as otherwise provided in the applicable Change in Control transaction documents, in the event that an employee Participant incurs a Termination of Employment without Cause or for Good Reason within 12 months following a Change in Control, any Awards that are still outstanding following such Change in Control shall become fully vested and exercisable and all restrictions on such Awards shall lapse as of the date of the Participant’s Termination of Employment without Cause or Termination of Employment for Good Reason. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 422(d) of the Code or any successor provision, the excess Options shall be deemed to be Non-Qualified Stock Options.
12.2PARTICIPANT CONSENT NOT REQUIRED. Nothing in this Section 12 or any other provision of this Plan is intended to provide any Participant with any right to consent to or object to any transaction that might result in a Change in Control and each provision of this Plan shall be interpreted in a manner consistent with this intent. Similarly, nothing in this Section 12 or any other provision of this Plan is intended to provide any Participant with any right to consent to or object to any action taken by the Board or Committee in connection with a Change in Control transaction.

SECTION 13
OTHER PROVISIONS APPLICABLE TO AWARDS

13.1AWARD AGREEMENTS. All Awards shall be evidenced by an Award Agreement. The Award Agreement shall include such terms and provisions as the Committee determines appropriate. The terms of the Award Agreement may vary depending on the type of Award, the employee or classification of the employee to whom the Award is made and such other factors as the Committee deems appropriate.
13.2TERMINATION OF EMPLOYMENT OR SERVICE. Subject to the provisions of this Plan, the Committee shall determine and set forth in the applicable Award Agreement the extent to which a Participant shall have the right to retain and/or exercise an Award following a Termination of Employment or (Termination of Service in the context of a Consultant or Non-Employee Director). Such provisions need not be uniform among all types of Awards and may reflect distinctions based on

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the reasons for such terminations, including, but not limited to, death, Disability, a termination for Cause or reasons relating to the breach or threatened breach of restrictive covenants.
13.3FORM OF PAYMENT. Subject to the provisions of this Plan, the Award Agreement and any applicable law, payments or transfers to be made by the Company or any Affiliate on the grant, exercise, or settlement of any Award made be made in such form as determined by the Committee including, without limitation, cash, Stock, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or any combination thereof, in each case determined by rules adopted by the Committee.
13.4LIMITS ON TRANSFER.
a.General. Except as provided in Section 6.1(f), Section 7.1(f), Section 13.4(b) or Section 13.5, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a domestic relations order (that would otherwise qualify as a qualified domestic relations order as defined in the Code or Title I of ERISA but for the fact that the order pertains to an Award) in favor of a spouse or, if applicable, until the expiration of any period during which any restrictions are applicable or any Performance Period as determined by the Committee.
b.Transfer to Family Members. The Committee shall have the authority to adopt a written policy that is applicable to existing Awards, new Awards, or both, which permits a Participant to transfer Awards during his or her lifetime to any Family Member. In the event an Award is transferred as permitted by such policy, such transferred Award may not be subsequently transferred by the transferee (other than another transfer meeting the conditions set forth in the policy) except by will or the laws of descent and distribution. A transferred Award shall continue to be governed by and subject to the terms and limitations of the Plan and relevant Award Agreement, and the transferee shall be entitled to the same rights as the Participant, as if the transfer had not taken place.
13.5BENEFICIARIES. Notwithstanding Section 13.4(a), a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death, and in accordance with Section 6.2(c)(iii), upon the Participant’s Disability. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is provided to the Committee.
13.6EVIDENCE OF OWNERSHIP. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates, make any book entry credits, or take any other action to evidence shares of Stock pursuant to the exercise of any Award, unless and until the Company has determined, with advice of counsel, that the issuance and delivery of such certificates, book entry credits, or other evidence of ownership is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange or quotation system on which the shares of Stock are listed, quoted or traded. All Stock certificates, book entry credits, or other evidence of ownership delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Company deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Company may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Company may require that a Participant make such reasonable covenants, agreements, and representations as the Company, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.
13.7CLAWBACK. Every Award issued pursuant to this Plan is subject to potential forfeiture or recovery to the fullest extent called for by law, any applicable listing standard, or any current or future clawback policy that may be adopted by the Company from time to time, including, without limitation, any clawback policy adopted to comply with the final rules issued by the Securities and Exchange Commission and the final listing standards to be adopted by the NASDAQ Stock Market pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. By accepting an Award, each Participant consents to the potential forfeiture or recovery of his or her Awards pursuant to applicable law, listing standard, and/or Company clawback policy, and agrees to be bound by and comply with the clawback policy and to return the full amount required by the clawback policy. As a condition to the receipt of any Award, a Participant may be required to execute any requested additional documents consenting to and agreeing to abide by the Company clawback policy as it may be amended from time to time.
13.8STOCK OWNERSHIP GUIDELINES. By accepting an Award, each Participant agrees to be bound by and comply with the Company’s stock ownership guidelines as such guidelines may be amended from time to time.

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13.9MINIMUM VESTING REQUIREMENT. Subject to Section 5.3(e), no portion of any Award will vest prior to the 12-month anniversary of the Grant Date.

SECTION 14
AMENDMENT, MODIFICATION, AND TERMINATION

14.1AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN The Board may at any time, and from time to time, terminate, amend or modify the Plan; provided however, that any such action of the Board shall be subject to approval of the stockholders to the extent required by law, regulation or any stock exchange rule for any exchange on which shares of Stock are listed. Notwithstanding the above, to the extent permitted by law, the Board may delegate to the Committee or the CEO the authority to approve non-substantive amendments to the Plan. Except as provided in Section 5.4, neither the Board, the CEO, nor the Committee may, without the approval of the stockholders: (a) reduce the exercise price or base value of any outstanding Award, including any Option or SAR; (b) increase the number of shares available under the Plan; (c) grant Options or SARs with an exercise price or base value that is below Fair Market Value on the Grant Date; (d) reprice previously granted Options or SARs or take any action relative to any Options or SARs that would be treated as a repricing under applicable NASDAQ Listing Rules (or the rules of any exchange on which the Stock is then listed); (e) cancel any Option or SARs in exchange for cash or any other Award or in exchange for any Option or SAR with an exercise price or base value that is less than the exercise price or base value for the original Option or SAR; (f) extend the exercise period or term of any Option or SAR beyond ten (10) years from the Grant Date; (g) expand the types of Award available for grant under the Plan; or (f) expand the class of individuals eligible to participant in the Plan.
14.2AWARDS PREVIOUSLY GRANTED. No amendment, modification, or termination of the Plan or any Award under the Plan shall in any manner adversely affect in any material way the rights of the holder under any Award previously granted pursuant to the Plan without the prior written consent of the holder of the Award. Such consent shall not be required if the change: (a) is required by law or regulation; (b) does not adversely affect in any material way the rights of the holder; (c) is required to cause the benefits under the Plan to qualify as performance-based compensation within the meaning of Section 162(m) of the Code or to comply with the requirements of Section 409A of the Code; or (d) is made pursuant to any adjustment described in Section 5.4.
14.3PERFORMANCE-BASED AWARDS. Except in the case of a Change in Control, the Committee shall not have the authority to amend an Award Agreement to accelerate the vesting or waive the forfeiture restrictions of any Performance-Based Award. In addition, the Committee shall not take any other action that would cause a Performance-Based Award to fail to satisfy the requirements of the performance-based compensation exception to the deduction limitations imposed by Section 162(m) of the Code unless the Committee concludes that the deduction limitations will not become applicable or that the amendment is appropriate despite the deduction limitations imposed by Section 162(m) of the Code.

SECTION 15
TAX WITHHOLDING

The Company shall have the power to withhold, or require a Participant to remit to the Company, the minimum amount necessary to satisfy federal, state, and local withholding tax requirements on any Award under the Plan. The Company may permit the Participant to satisfy a tax withholding obligation by: (a) directing the Company to withhold shares of Stock to which the Participant is entitled pursuant to the Award in an amount necessary to satisfy the Company’s applicable federal, state, local or foreign income and employment tax withholding obligations with respect to such Participant; (b) tendering previously-owned shares of Stock held by the Participant for six (6) months or longer to satisfy the Company’s applicable federal, state, local, or foreign income and employment tax withholding obligations with respect to the Participant (which holding period may be waived in accordance with Section 6.1(d)); (c) a broker-assisted “cashless” transaction; or (d) personal check or other cash equivalent acceptable to the Company.

SECTION 16
INDEMNIFICATION

Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his or her behalf. The foregoing right of

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indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s articles of incorporation, bylaws, resolution or agreement, as a matter of law, or otherwise.

SECTION 17
GENERAL PROVISIONS

17.1NO RIGHTS TO AWARDS. No Participant or other person shall have any claim to be granted any Award and neither the Company nor the Committee is obligated to treat Participants and other persons uniformly.
17.2CONTINUED EMPLOYMENT. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Company.
17.3FUNDING. The Company shall not be required to segregate any of its assets to ensure the payment of any Award under the Plan. Neither the Participant nor any other persons shall have any interest in any fund or in any specific asset or assets of the Company or any other entity by reason of any Award, except to the extent expressly provided hereunder. The interests of each Participant and former Participant hereunder are unsecured and shall be subject to the general creditors of the Company.
17.4EXPENSES. The expenses of administering the Plan shall be borne by the Company.
17.5NO STOCKHOLDERS RIGHTS. No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.
17.6TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
17.7SUCCESSORS AND ASSIGNS. The Plan shall be binding upon and inure to the benefit of the successors and permitted assigns of the Company, including without limitation, whether by way of merger, consolidation, operation of law, assignment, purchase, or other acquisition of substantially all of the assets or business of the Company, and any and all such successors and assigns shall absolutely and unconditionally assume all of the Company’s obligations under the Plan.
17.8SURVIVAL OF PROVISIONS. The rights, remedies, agreements, obligations and covenants contained in or made pursuant to this Plan, any Agreement, and any other notices or agreements in connection therewith, shall survive the execution and delivery of such notices and agreements and the delivery and receipt of such shares of Stock.
17.9REQUIREMENTS OF LAW. The granting of Awards and the issuance of shares and/or cash under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, any of the shares of Stock paid pursuant to the Plan. If the shares of Stock paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption. The Committee shall impose such restrictions on any Award as it may deem advisable, including without limitation, restrictions under applicable federal securities law, under the requirements of the NASDAQ (or any other exchange upon which the Stock is then traded), and under any other blue sky or state securities law applicable to such Award.
17.10GOVERNING LAW. The place of administration of the Plan shall be conclusively deemed to be within the State of Arizona, and the rights and obligations of any and all persons having or claiming to have had an interest under the Plan or any Award Agreement shall be governed by and construed exclusively and solely in accordance with the laws of the State of Delaware without regard to the conflict of laws provisions of any jurisdictions. All parties agree to submit to the jurisdiction of the state and federal courts of Arizona with respect to matters relating to the Plan and agree not to raise or assert the defense that such forum is not convenient for such party. The Plan is an unfunded performance-based bonus plan for a select group of management or highly compensated employees and is not intended to be either an employee pension or welfare benefit plan subject to ERISA.
17.11SECURITIES LAW COMPLIANCE. With respect to any Participant who is, on the relevant date, obligated to file reports pursuant to Section 16 of the Exchange Act, transactions pursuant to this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors pursuant to the Exchange Act. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of any Award as may be required to satisfy the requirements of Rule 16b-3 or its successors pursuant to the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

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17.12SECTION 409A OF THE CODE.
a.General Compliance. Some of the Awards that may be granted pursuant to the Plan (including, but not necessarily limited to, Restricted Stock Units Awards, Performance Share Awards, Performance Share Unit Awards, Performance Cash and Stock Unit Awards) may be considered to be “non-qualified deferred compensation” subject to Section 409A of the Code. If an Award is subject to Section 409A of the Code, the Company intends (but cannot and does not guarantee) that the Award Agreement and this Plan comply with and meet all of the requirements of Section 409A of the Code or an exception thereto and the Award Agreement shall include such provisions, in addition to the provisions of this Plan, as may be necessary to assure compliance with Section 409A of the Code or an exception thereto.
b.Delay for Specified Employees. If, at the time of a Participant’s Separation from Service, the Company has any Stock which is publicly traded on an established securities market or otherwise, and if the Participant is considered to be a Specified Employee, to the extent any payment for any Award is subject to the requirements of Section 409A of the Code and is payable upon the Participant’s Separation from Service, such payment shall not commence prior to the first business day following the date which is six (6) months after the Participant’s Separation from Service (or the date of the Participant’s death if earlier than the end of the six (6) month period). Any amounts that would have been distributed during such six month period will be distributed on the day following the expiration of the six (6) month period.
c.Prohibition on Acceleration or Deferral. Under no circumstances may the time or schedule of any payment for any Award that is subject to the requirements of Section 409A of the Code be accelerated or subject to further deferral except as otherwise permitted or required pursuant to regulations and other guidance issued pursuant to Section 409A of the Code. If the Company fails to make any payment pursuant to the payment provisions applicable to an Award that is subject to Section 409A of the Code, either intentionally or unintentionally, within the time period specified in such provisions, but the payment is made within the same calendar year, such payment will be treated as made within the specified time period. In addition, in the event of a dispute with respect to any payment, such payment may be delayed in accordance with the regulations and other guidance issued pursuant to Section 409A of the Code.

TASER INTERNATIONAL, INC.

By:____________________________________
Its:____________________________________

TASER International, Inc. | 2016 Proxy Statement | B- 13

GLOSSARY
a.“2013 Plan” means the TASER International, Inc. 2013 Stock Incentive Plan.
b.“Affiliate” means any member of a “controlled group of corporations” (within the meaning of Section 414(b) of the Code as modified by Section 415(h) of the Code) that includes the Company as a member of the group. In applying Section 1563(a)(1), (2) and (3) of the Code for purposes of determining the members of a controlled group of corporations under Section 414(b) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Section 1563(a)(1), (2) and (3).
c.“Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Grant, Stock Unit, Performance Share, Performance Share Unit, or Performance Cash Award granted to a Participant under the Plan.
d.“Award Agreement” means any written agreement, contract, or other instrument or document, including an electronic agreement or document, evidencing an Award.
e.“Board” means the Company’s Board of Directors, as constituted from time to time.
f.“Cause” means any of the following:
i.Participant’s commission of, or assistance to or conspiracy with others to commit, fraud, misrepresentation, theft or embezzlement of Company assets;
ii.Participant’s material intentional violations of law or of material Company policies;
iii.Participant’s repeated insubordination or willful failure to substantially perform his or her employment duties or duties as a Non-Employee Director; or
iv.Participant’s willful engagement in conduct that is demonstrably and materially injurious to the Company or any Affiliate.
g.“CEO” means the Chief Executive Officer of the Company.
h.“Change in Control” means any of the following:
i.The sale, lease, exchange or other transfer of all or substantially all of the Company’s assets in one transaction or in a series of related transactions;
ii.any person (as such term is used in Section 13(d) and 14(d) of the Exchange Act) becoming directly or indirectly the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), of securities representing 30% or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at the elections of directors; or
iii.individuals who constitute the Board as of the Effective Date cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors comprising or deemed pursuant hereto to comprise the Board as of the Effective Date (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director) shall be, for purposes of this clause, considered as though such person were a member of the Board as of the Effective Date of the Plan.
For sake of clarity, a “Change in Control” will not be deemed to have occurred for purposes of the Plan until the transaction (or services of transactions) that would otherwise be considered a “Change in Control” closes. The transfer of Stock or assets of the Company in connection with a bankruptcy filing by or against the Company under Title 11 of the United States Code will not be considered to be a “Change in Control” for purposes of this Plan. Notwithstanding the foregoing a “Change in Control” shall not occur for purposes of this Plan in the case of Awards that are subject to the requirements of Section 409A of the Code unless such “Change in Control” constitutes a “change in control event” as defined in Section 409A of the Code and the regulations thereunder.
i.“Code” means the Internal Revenue Code of 1986, as amended. All references to the Code shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of the Code.
j.“Committee” except as set forth in Section 4.1, means the Compensation Committee of the Board. At all times the Committee shall consist of at least two (2) or more individuals, each of whom qualifies as: (i) a “non-employee director” as defined in Rule 16b-3(b)(3) of the Exchange Act; (ii) an “outside director” as defined in Section 162(m) of the Code; and (iii) as “independent” for purposes of the applicable NASDAQ Listing Rules.
k.“Company” means TASER International, Inc., a Delaware Company.

TASER International, Inc. | 2016 Proxy Statement | B- 14

l.“Consultant” means a consultant or adviser that provides bona fide services to the Company or an Affiliate as an independent contractor and no as an employee; provided, however that such person may become a Participant in the Plan only if the Consultant: (i) is a natural person; and (ii) does not provide services in connection with the offer or sale of the Company’s securities in a capital-raising transaction and do not promote or maintain a market for the Company’s securities..
m.“Covered Employee” means an Employee who is or could be a “covered employee” within the meaning of Section 162(m) of the Code.
n.“Disability” means the inability of a Participant to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of impairment shall be supported by medical evidence. For purposes of an Incentive Stock Option, “Disability” shall have the meaning ascribed to it in Section 22(e)(3) of the Code.
o.“Effective Date” means the date the Plan is approved by the stockholders at the Company’s 2016 Annual Meeting.
p.“ERISA” means the Employee Retirement Income Security Act of 1974, as amended. All references to a section of ERISA shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of ERISA.
q.“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. All references to the Exchange Act shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of the Exchange Act.
r.“Expiration Date” means the tenth (10th) anniversary of the Effective Date.
s.“Fair Market Value” means, as of any date, the closing price for the Stock as reported on the NASDAQ (or any other exchange on which the Stock is than listed) for that date or, if no prices are reported for that date, the closing price on the last day on which such prices were reported.
t.“Family Member” means a Participant’s spouse and any parent, stepparent, grandparent, child, stepchild, or grandchild, including adoptive relationships or a trust or any other entity in which these persons (or the Participant) have more than 50% of the beneficial interest.
u.“Good Reason” means any of the following:
i.A material reduction of Participant’s duties, authority or responsibilities, in effect immediately prior to such reduction;
ii.A material reduction of Participant’s then-existing base salary; or
iii.The Company’s decision to relocate a Participant’s principal place of work by more than 50 miles.
v.“Grant Date” means the date the Committee approves the Award or a date in the future on which the Committee determines the Award will become effective.
w.“Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
x.“Non-Employee Director” means a member of the Company’s Board who is not a common-law employee of the Company.
y.“Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.
z.“Option” means a right granted to a Participant under Section 7. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.
aa.“Participant” means a person who has been granted an Award under the Plan.
ab.“Performance-Based Awards” means an Award intended to satisfy the requirements of the performance-based compensation exception to the limitations imposed by Section 162(m) of the Code on the tax deductibility of compensation payable to Covered Employees.
ac.“Performance Cash” means a right granted to a Participant pursuant to Section 10.
ad.“Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net operating income before taxes and extraordinary charges against income; earnings before interest, and taxes; earnings before interest, taxes, depreciation, and amortization; pre- or after-tax net earnings;

TASER International, Inc. | 2016 Proxy Statement | B- 15

sales growth; operating earnings; operating cash flow; return on net assets; return on stockholders’ equity; return on assets; return on capital; Stock price growth; stockholder returns; gross or net profit margin; earnings per share; price per share of Stock; sales and bookings growth; upgrade statistics; international sales; market share; revenue; income; operating income; product innovation and development; and completion of major projects. The Performance Criteria that will be used to establish Performance Goals with respect to any Award other than a Performance-Based Award that is subject to Article 11 will include the above-listed Performance Criteria and such other criteria as may be set forth in the applicable Award Agreement. Any of the Performance Criteria may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group, indices, or any other basket of companies. Financial Performance Criteria may, but need not, be calculated in accordance with generally accepted accounting principles (“GAAP”) or any successor method to GAAP, including International Financial Reporting Standards. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for a particular Performance Period for a particular Participant.
ae.“Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit or an individual. The Performance Goals may be stated in terms of absolute levels or relative to another company or companies or to an index or indices.
af.“Performance Period” means the one or more periods of time (but not less than 12 months), which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, an Award.
ag.“Performance Share” means a right granted to a Participant under Section 10.
ah.“Performance Share Unit” means a right granted to a Participant under Section 10.
ai.“Plan” means this TASER International, Inc. 2016 Stock Incentive Plan, as amended from time to time.
aj.“Prior Plan” means the 2013 Plan and any other similar plan adopted by the Company at any time in the past, which has not yet lapsed or expired.
ak.“Restricted Stock” means Stock granted to a Participant under Section 9.
al.“Restricted Stock Unit” means a right granted to a Participant under Section 9.
am.“Securities Act” means the Securities Act of 1933, as amended from time to time. All references to the Securities Act shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of the Securities Act.
an.“Separation from Service” is a term that applies only in the context of an Award that the Company concludes is subject to Section 409A of the Code. In that limited context, the term “Separation from Service” means either: (i) the termination of a Participant’s employment with the Company and all Affiliates due to death, retirement or other reasons; or (ii) a permanent reduction in the level of bona fide services the Participant provides to the Company and all Affiliates to an amount that is less than 50% of the average level of bona fide services the Participant provided to the Company and all Affiliates in the immediately preceding 36 months, with the level of bona fide service calculated in accordance with Treasury Regulation Section 1.409A‑1(h)(1)(ii). Solely for purposes of determining whether a Participant has a “Separation from Service,” a Participant’s employment relationship is treated as continuing while the Participant is on military leave, medical or sick leave, or other bona fide leave of absence (if the period of such leave does not exceed six (6) months, or if longer, so long as the Participant’s right to reemployment with the Company or an Affiliate is provided either by statute or contract). If the Participant’s period of leave exceeds six (6) months and the Participant’s right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first day immediately following the expiration of such six (6) month period. Whether a Termination of Employment has occurred will be determined based on all of the facts and circumstances and in accordance with Section 409A of the Code.
In the case of a Non-Employee Director, Separation from Service means that such member has ceased to be a member of the Board. Whether an independent contract or consultant has incurred a Separation from Service will be determined in accordance with Treasury Regulation Section 1.409A‑1(h).
ao.“Specified Employee” means certain officers and highly compensated employees of the Company as defined in Treasury Regulation Section 1.409A-1(i). The identification date for determining whether any employee is a Specified Employee during any calendar year shall be the September 1 preceding the commencement of such calendar year.
ap.“Stock” means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Section 5.

TASER International, Inc. | 2016 Proxy Statement | B- 16

aq.“Stock Appreciation Right” or “SAR” means a right granted to a Participant under Section 7.
ar.“Stock Grant Award” means a right granted to a Participant under Section 9.
as.“Stock Unit” means a right granted to a Participant under Section 9.
at.“Termination of Employment” or Termination of Service” means the cessation of performance of services for the Company. For this purpose, the transfer of a Participant among the Company and any Affiliate, or transfer from a position as a member of the Board to Employee, shall not be considered a Termination of Service or a Termination of Employment with the Company. In the context of an Award that is subject to the requirements of Section 409A of the Code, the terms “Termination of Service” and “Termination of Employment” mean a Separation from Service.

TASER International, Inc. | 2016 Proxy Statement | B- 17

TASER

TASER INTERNATIONAL, INC.
ATTN: ACCOUNTS PAYABLE
17800 N. 85TH STREET
SCOTTSDALE, AZ 85255

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by TASER International in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Michael Garnreiter 02 Hadi Partovi

The Board of Directors recommends you vote FOR proposals 2., 3., 4. and 5.:

	For	Against	Abstain
2. To amend the Company's Certificate of Incorporation to remove the supermajority vote requirement to approve amendments to the Charter and Bylaws.	☐	☐	☐
3. Advisory approval of the Company's executive compensation.	☐	☐	☐
4 To ratify appointment of Grant Thornton LLP as the Company's independent registered public accountant for fiscal year 2016.	☐	☐	☐
5 To approve the TASER International, Inc. 2016 Stock Incentive Plan.	☐	☐	☐

NOTE: Unless otherwise specified, this proxy will be voted FOR the election of each nominee director listed on this proxy card in Proposal 1, FOR Proposals 2, 3, 4 and 5 and in the discretion of the proxy holders on all other business that comes before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000282766_1 R1.0.1.25

You are cordially invited to attend the 2016 Annual Meeting of Stockholders of TASER International, Inc., which will be held at the Company's headquaters at 17800 North 85th Street, Scottsdale, AZ 85255 beginning at 10:00 a.m. (Local Time) on Thursday, May 26, 2016. Whether or not you plan to attend this meeting, please sign, date, and return your proxy form on the reverse side as soon as possible so that these shares can be voted at the meeting in accordance with the instructions. If you attend the meeting, you may revoke your proxy, if you wish, and vote personally. It is important that this stock be represented.

Douglas E. Klint, *Corporate Secretary*

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The proxy materials are available at www.proxyvote.com

TASER INTERNATIONAL, INC
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 26, 2016

The undersigned hereby appoints Patrick W. Smith and Douglas E. Klint as proxies, each with full power of substitution, to vote all of the shares of Common Stock that the undersigned is entitled to vote at the 2016 Annual Meeting of Stockholders of TASER International, Inc. to be held on Thursday May 26, 2016 beginning at 10:00 a.m. Local Time and at any adjournments or postponements thereof on the matters set forth on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS.

0000282766_2 R1.0.1.25

Please sign on reverse side